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                                                                     Exhibit 2.1

                                                               Execution Version

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                           RECAPITALIZATION AGREEMENT

                                  By and Among

                            THE BRICKMAN GROUP, LTD.,

                  THE STOCKHOLDERS OF THE BRICKMAN GROUP, LTD.
                           LISTED ON EXHIBIT A HERETO,

                         BRICKMAN GROUP HOLDINGS, INC.,

                             CIVC SIDECAR FUND, L.P.

                                       and

                          THE CO-INVESTORS NAMED HEREIN

                         Dated as of the Effective Date,
                                  December 2002

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                                Table of Contents

ARTICLE I DEFINITIONS ...........................................................2
    1.1    Definitions...........................................................2

ARTICLE II PURCHASE AND SALE OF STOCK...........................................12
    2.1    Authorization of the Class A Common..................................12
    2.2    Contributions of Stock to the Company................................12
    2.3    Purchase and Sale of Class A Common..................................12
    2.4    Repurchase of Selling Stockholder Shares.............................12
    2.5    Repurchase of Certain Rollover Investor Shares.......................13

ARTICLE III THE CLOSING.........................................................13
    3.1    Closing Date.........................................................13
    3.2    Conditions to the Company's Obligation...............................13
    3.3    Conditions to Brickman Investors' Obligations........................14
    3.4    Conditions to CIVC's Obligations.....................................15
    3.5    Conditions to the Rollover Investors' Obligations....................17
    3.6    Conditions to the Selling Stockholders' Obligations..................17
    3.7    Conditions to Brickman Ltd.'s Obligations............................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................18
    4.1    Representations and Warranties of Brickman Ltd.......................18
    4.2    Stockholders Representations.........................................27
    4.3    Representations and Warranties of CIVC and the Brickman Investors....27
    4.4    Representations and Warranties of the Company........................28
    4.5    Other Representations and Warranties of the Company..................29

ARTICLE V COVENANTS.............................................................29
    5.1    Pre-Closing Covenants of Brickman Ltd................................29
    5.2    Pre-Closing Covenants of the Company.................................31
    5.3    Mutual Covenants.....................................................32
    5.4    Post-Closing Covenants...............................................32

ARTICLE VI OTHER AGREEMENTS.....................................................48
    6.1    Certain Understandings...............................................48
    6.2    Waiver, Release and Discharge........................................48
    6.3    Transfer of Restricted Securities....................................49
    6.4    Further Assurances...................................................50
    6.5    Brickman Representatives.............................................50
    6.6    Termination of Existing Stockholders Agreement.......................52
    6.7    Contingent Payment...................................................53

ARTICLE VII MISCELLANEOUS.......................................................54
    7.1    Assignment...........................................................54
    7.2    No Third-Party Beneficiaries.........................................55
    7.3    Termination..........................................................56

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
    7.4    Survival of Representations, Warranties and Covenants................56
    7.5    Transaction Expenses.................................................56
    7.6    Amendments...........................................................57
    7.7    Notices..............................................................57
    7.8    Fees.................................................................59
    7.9    Consent to Jurisdiction..............................................59
    7.10   Severability.........................................................59
    7.11   Interpretation.......................................................59
    7.12   Waiver...............................................................60
    7.13   Counterparts.........................................................60
    7.14   Entire Agreement.....................................................60
    7.15   Remedies.............................................................60
    7.16   Governing Law........................................................60

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                                LIST OF SCHEDULES

Schedule 4.1(a)   Qualification to do Business
Schedule 4.1(b)   Conflicts
Schedule 4.1(c)   Subsidiaries
Schedule 4.1(d)   Capital Structure of Brickman Ltd.
Schedule 4.1(e)   Financial Statements
Schedule 4.1(f)   Taxes
Schedule 4.1(g)   Properties
Schedule 4.1(h)   Intellectual Property
Schedule 4.1(i)   Contracts
Schedule 4.1(j)   Litigation; Decrees
Schedule 4.1(k)   Insurance
Schedule 4.1(l)   Benefit Plans
Schedule 4.1(m)   Absence of Changes or Events
Schedule 4.1(n)   Compliance with Applicable Laws
Schedule 4.1(o)   Licenses; Permits
Schedule 4.1(p)   Environmental Matters
Schedule 4.1(q)   Employee and Labor Relations
Schedule 4.1(t)   Affiliate Transactions
Schedule 4.5      Capital Structure of the Company
Schedule 5.1      Ordinary Conduct

                                LIST OF EXHIBITS

Exhibit A   Share Ownership; Closing Transfers
Exhibit B   Brickman Certificate of Incorporation
Exhibit C   Certificate of Incorporation of the Company
Exhibit D   Stockholders Agreement
Exhibit E   Class L Purchase Agreement
Exhibit F   Registration Agreement
Exhibit G   Management Equity Incentive Agreement and Plan
Exhibit H   Transferee Joinder Agreement

                           RECAPITALIZATION AGREEMENT

          This RECAPITALIZATION AGREEMENT is dated as of the Effective Date, December 2002, by and among Brickman Group Holdings, Inc., a Delaware corporation (the "Company"), The Brickman Group, Ltd., a Delaware corporation ("Brickman Ltd."), the stockholders of Brickman Ltd. listed on Exhibit A hereto (the "Stockholders"), CIVC Sidecar Fund, L.P., a Delaware limited partnership ("CIVC"), and the Co-Investors named herein. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in Article I hereof.

                                   Background

          A. The Stockholders and the Management Class B Holders own all of the issued and outstanding capital stock of Brickman Ltd., which consists of 91,860.72 shares of Class A Voting Common Stock, par value $.01 per share (the "Brickman Class A Voting Common"), 869,251 shares of Class A Non-Voting Common Stock, par value $.01 per share (the "Brickman Class A Non-Voting Common" and together with the Brickman Class A Voting Common, the "Brickman Class A Common"), 138,900 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Brickman Class B Common"), 75,000 shares of Class C Non-Voting Common Stock, par value $.01 per share (the "Brickman Class C Common"), and 714,721.747 shares of Series A Preferred Stock, par value $.01 (the "Brickman Preferred Stock"), which ownership is set forth in greater detail on Exhibit A hereto. The outstanding shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock are referred to collectively as the "Brickman Shares."

          B. Certain Stockholders desire to sell to Brickman Ltd., and Brickman Ltd. desires to purchase from such Stockholders, shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock, upon the terms and subject to the conditions hereinafter set forth.

          C. Certain Stockholders desire to contribute to the Company shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock in exchange for shares of the Company's Class A Common, upon the terms and subject to the conditions hereinafter set forth.

          D. The Company desires to sell to CIVC and certain of the Co-Investors and CIVC and certain of the Co-Investors desire to purchase from the Company shares of the Class A Common, and the Company desires to sell to the Brickman Investors and the Brickman Investors desire to purchase from the Company shares of the Class A Common, in each case upon the terms and subject to the conditions hereinafter set forth.

          E. The Investor Rollover, together with the exchange of securities contemplated by the Class L Purchase Agreement, is intended to qualify as a tax-free exchange under Code Section 351.

          F. The parties hereto desire to take certain other actions as described in this Agreement and in the other agreements contemplated herein.

          Accordingly, intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 Definitions.

               (a) Certain Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them below:

          "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect as of the date of this Agreement.

          "Brickman Certificate of Incorporation" means the amended and restated certificate of incorporation of Brickman Ltd. in the form attached hereto as Exhibit B.

          "Brickman Class A Common Purchase Price" means that portion of the Common Equity Value attributable to each share of Brickman Class A Common as set forth on the Closing Price Certificate.

          "Brickman Class B Common Purchase Price" means that portion of the Common Equity Value attributable to each share of Brickman Class B Common as set forth on the Closing Price Certificate.

          "Brickman Class C Common Purchase Price" means that portion of the Common Equity Value attributable to each share of Brickman Class C Common as set forth on the Closing Price Certificate.

          "Brickman Investors" means Theodore W. Brickman, Jr., Sally B. Brickman, Scott W. Brickman, Steven G. Brickman, Susan B. McGrath, Julie B. Carr and The Brickman Foundation.

          "Brickman Preferred Stock Purchase Price" means the Liquidation Value (as defined in Section 4E of the Brickman Certificate of Incorporation) of the Brickman Preferred Stock plus all accrued but unpaid dividends thereon as of the date of determination, as set forth on Exhibit A.

          "CIVC Group" means all holders of Class A Common immediately after the Closing, other than the Management Holders and the Brickman Investors, which holders shall be CIVC, CIVC Partners III-B, GEC CFE, Inc., LB I Group Inc., PPM America Private Equity Fund, L.P., Old Hickory Fund I, LLC, Antares Capital Corporation, Centaur Partners V, L.P., Randolph Street Partners II, John E. Neal, Laurence H. Bloch, Gregory W. Wilson, Bruce C. Stevens, Andrew J. Bahnfleth, David F. Dolan, Leonard G. Friedel, The Fiorito Family Trust, The Ricardo Puente Living Trust, Christopher Geneser, Christopher Chen, Timothy Drehkoff, Michael Barzyk, Anthony Georgiadis, Kenneth Sander, and each of their Permitted Transferees (the "Core CIVC Group Members") and any transferee of any member of the CIVC Group other than a transferee of

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CIVC; provided, however, that for purposes of determining whether the Approval
Rights Conditions (as defined in Section 5.4(b)) are satisfied (including for purposes of determining whether a Valid Assignment has occurred), the term "CIVC Group" shall include only the Core CIVC Group Members..

          "Class A Transferee" means a direct or indirect transferee of Class A Common of any member of the CIVC Group other than Permitted Transferees of the CIVC Group.

          "Class L Common" means the Company's Class L Common Stock, par value $.001 per share.

          "Class L Purchase Agreement" means that certain stock purchase agreement dated as of the Closing Date by and among CIVC and the Co-Investors and the Company with respect to the issuance and sale of the Company's Class L Common to CIVC and the Co-Investors.

          "Class L Transferee" means a direct or indirect transferee of Senior Common of any member of the CIVC Group other than Permitted Transferees of the CIVC Group.

          "Closing Price Certificate" means a certificate setting forth the Brickman Class A Common Purchase Price, the Brickman Class B Common Purchase Price and the Brickman Class C Common Purchase Price, and a reasonably detailed calculation of the Common Equity Value from which such prices are derived, as agreed upon by CIVC, the OEP Entities and the Brickman Representatives and delivered to each Stockholder in connection with the Closing.

          "Co-Investors" means each initial member of the CIVC Group except
CIVC.

          "Common Equity Value" means, determined as of the Closing Date and set forth on the Closing Price Certificate, an amount equal to $395,000,000 minus
(a) the fees and expenses of the Company, Brickman Ltd., the CIVC Group (subject to Section 7.5 hereof), the Stockholders and their respective representatives, advisors, lenders, brokers and any other Person in negotiating and closing the Transactions and the other transactions in connection therewith for which the Company or Brickman Ltd. is liable or otherwise pays, as estimated as of the Closing Date, minus (b) all Indebtedness of Brickman Ltd. owed to any other Person which is not incurred at or in connection with the Closing (other than (i) Indebtedness described in clause (v) of the definition of such term in excess of $900,000 and (ii) guarantees or similar assurances to creditors, but including letters of credit) plus (c) all cash held by Brickman Ltd. minus (d) the Liquidation Value (as defined in Section 4E of the Brickman Certificate of Incorporation) of the Brickman Preferred Stock plus all accrued but unpaid dividends thereon.

          "Common Stock" means the Company's Class A Common, Class L Common, Redeemable Common and any other class of stock created and issued by the Company in the future the terms of which provide that the holders thereof shall have a right to share in the residual profits or assets of the Company along with the other classes of Common Stock.

          "Company Enterprise Value" means the value of the entire Company and its Subsidiaries in an arm's length sale to an Independent Third Party, without regard to the capital structure of the Company and its Subsidiaries and assuming the absence of any Indebtedness. Company Enterprise Value shall be determined as of December 31 of the year in which the CIVC

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Put Notice or CIVC Call Notice, as the case may be, is delivered and shall be based upon the actual performance of the Company and its Subsidiaries through the date on which such notice is given and the budgeted performance of the Company and its Subsidiaries through year-end.

          "Company Equity Value" means the Company Enterprise Value minus all Indebtedness of the Company existing at the CIVC Put Closing or CIVC Call Closing which is not incurred at or in connection with the CIVC Put Closing or CIVC Call Closing or the Brickman Put Closing under Section 4 of the Family Stockholders Agreement, as the case may be, minus transaction expenses incurred by the Company or the CIVC Group (or the Designated Class A Transferee) in connection the CIVC Put Closing or CIVC Call Closing or the Brickman Put Closing under Section 4 or 5 of the Family Stockholders Agreement, as the case may be, including fees and expenses payable to any Bank plus all cash held by the Company, Brickman Ltd. or any of its Subsidiaries. The Company Equity Value shall be determined as of the CIVC Put Closing Date or CIVC Call Closing Date, as the case may be.

          "Company Financials Trigger Event" means either (A) the Senior Credit Agreement and the Indenture are not then in effect (but only following the reasonable request of CIVC, which single request will be effective for all future deliveries pursuant to Section 5.4(a)) or (B) the Company and/or Brickman Ltd. are delivering similar information with respect to the Company in connection with the Senior Credit Agreement or the Indenture.

          "Environmental Laws" means federal, state and local laws, rules, regulations, codes and ordinances, and any orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended Control Act, as amended; the Surface Mining Control and Reclamation Act of 1977, as amended; the Safe Drinking Water Act, as amended; the Pollution Control Act of 1990, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and comparable state and local laws in effect on the date hereof.

          "Fair Market Value" means the price a willing buyer and willing seller would agree to in an Independent Third Party transaction.

          "Family Stockholders Agreement" means that certain Brickman Family Stockholders Agreement, dated as of the Closing Date, by and among the Company and the Brickman Investors.

          "Hazardous Substances" shall mean "hazardous substances" pursuant to CERCLA, "hazardous waste" pursuant to RCRA, "toxic pollutants" pursuant to the Federal Water Pollution Control Act, and friable asbestos, polychlorinated byphenyls ("PCBs") and petroleum products.

          "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (other than contingent reimbursement obligations with respect to letters of credit), (iv) any Indebtedness otherwise described in clauses (i)-(iii) or (v) of this definition guaranteed in any manner by a Person and (v) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, in each case including all capitalized or accrued but unpaid interest thereon. Notwithstanding the foregoing, "Indebtedness" does not include: (i) trade payables incurred in the ordinary course of business, (ii) deferred tax obligations, (iii) minority interest, (iv) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business,
(v) obligations of the Company or any Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business, (vi) surety or performance bonds, and (vii) any obligations under this Agreement (including Section 5.4(c) hereof).

          "Indenture" means that certain Indenture dated as of the Closing Date among Brickman Ltd., the guarantors named therein and Bank One, N.A. in connection with the Notes Offering (or the exchange offer thereby), as it may be amended from time to time.

          "Independent Third Party" means any Person who is not a party hereto, does not qualify as a Permitted Transferee and who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's outstanding Class A Common, calculated on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, instruments (as defined in Article 9 of the Uniform Commercial Code), stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person. Notwithstanding the foregoing, the term "Investments" shall not include (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) any acquisition or purchase of indebtedness of the Company or any Subsidiary.

          "Knowledge" means, (a) with respect to the Company, the actual knowledge at the time the relevant representations are made of Scott Brickman and (b) with respect to Brickman Ltd., the actual knowledge at the time the relevant representations are made of Scott Brickman, Charles Silcox and Mark Hjelle.

          "Liability" means any liability, debt, obligation, deficiency, tax, penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

          "Liquid Security" means a security (i) that is immediately eligible for sale pursuant to a registration statement effective under the Securities Act (or in lieu of being immediately eligible for sale under such registration statement, is eligible to be resold in full by the holder under Rule 144 or Rule 145(d) of the Securities Act within 45 days after consummation of the Sale of the Company) or that the holder has a right to have registered under the Securities Act pursuant to a shelf registration under the Securities Act within 45 days after consummation of the Sale of the Company or that is immediately eligible for sale by the holder thereof pursuant to Rule 144(k) of the Securities Act or any similar provision then in force, (ii) that is listed or quoted on a

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United States national securities exchange or quoted in the United States Nasdaq
National Market System, (iii) that is not subject to any "hold-back" or "lock-up" imposed by the issuer or a managing underwriter in connection with a public offering of the issuer or any other restriction on the disposition thereof under the terms of any agreement (other than any such agreement whereby the holder acknowledges its status under Rule 145(c) and the restrictions on its ability to sell such securities under the Securities Act by virtue thereof, provided that the securities are either registered for resale by the CIVC Group or eligible for resale in full under Rule 145(d) within 45 days after consummation of the Sale of the Company), (iv) of which at least $1 billion (valued at the then current market price) of such securities are held by nonaffiliates of the issuer thereof and (v) of which the members of the CIVC Group do not in the aggregate receive more than 5% of the total number of issued and outstanding shares of such security held by non-Affiliates of the issuer after giving effect to the transaction.

          "Management Class B Holders" means each holder of Brickman Class B Common that is a current employee of Brickman Ltd.

          "Management Holders" means each of the employees of the Company and its Subsidiaries that holds capital stock of the Company other than any Brickman Investor.

          "Material Adverse Effect" means an effect that is or may reasonably be expected to be materially adverse to the business (including current business prospects), results of operations or financial condition of Brickman Ltd. and its Subsidiaries (taken as a whole) or the Company, as the case may be, other than with respect to any adverse effects which, directly or indirectly, relate to or result from (i) public or industry knowledge relating to the transactions contemplated by this Agreement or (ii) general economic conditions. Brickman Ltd. or the Company may, however, at their option, include in the Schedules of this Agreement or elsewhere items which would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgement by Brickman Ltd. or the Company that such items would have a Material Adverse Effect or further define the meaning of such term for the purpose of this Agreement.

          "Notes Offering" means the sale by Brickman Ltd. of its Senior Subordinated Notes due 2009 pursuant to Rule 144A of the Securities Act.

          "OEP Entities" means Banc One Equity Capital SBIC Fund II, L.L.C., First Chicago Equity Corporation and Cross Creek Partners VIII.

          "Permitted Liens" means (i) mechanics', carriers', workers', repairers', materialmen's, or warehousemen's liens arising out of operation of law with respect to a liability incurred in the ordinary course of business consistent with past practice that is not delinquent or in default or which are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP on the Company's books and records and which are not and would not reasonably be expected, individually or in the aggregate, to be material; (ii) liens, charges, encumbrances or other security interests arising under conditional sales contracts and equipment leases with third parties to the extent the charges therefore are reflected on the annual budget referred to in Section 5.4(a); (iii) liens, charges, encumbrances or other security interests for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP on the Company's books and records; (iv) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to real property which are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP on the Company's books and records; (v) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business and which would not, individually or in the aggregate, impair in any material respect the current use or occupancy of such real property; (vi) easements, rights-of-way, covenants, conditions, restrictions and other similar matters of record affecting title to real property which, individually or in the aggregate, do not or would not impair or detract in any material respect the current use or operation of such real property; (vii) liens, charges, encumbrances or other security interests securing the Company's indebtedness pursuant to the Senior Credit Agreement; (viii) any liens, security interests, claims or encumbrances arising in connection with any Indebtedness incurred in accordance with Section 5.4(b)(iii) or (iv) hereof; and (ix) any liens, security interests, claims or encumbrances constituting Permitted Liens under the Indenture (regardless of whether or not the indebtedness incurred under the Indenture is then outstanding).

          "Permitted Sale of the Company" means a Sale of the Company in which the consideration paid to the CIVC Group consists of cash or other Liquid Securities and in which the CIVC Group (i) is offered the same form and value of consideration as the Brickman Investors (or, in the event the Brickman Investors are being offered illiquid securities, the CIVC Group is offered cash or other Liquid Securities of the same value (ignoring any discount for illiquidity) as the illiquid securities offered to the Brickman Investors) and (ii) is able to transfer all of the capital stock of the Company then held by the CIVC Group.

          "Permitted Transferees" has the meaning given to such term in the Stockholders Agreement.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Company of its common stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Public Sale" means any sale of capital stock of the Company to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A adopted under the Securities Act.

          "Put Default Date" means the Closing Deadline Date, provided that if a Sale Notice is given to the members of the CIVC Group and any Class A Transferee pursuant to Section 5.4(c)(v), then the Put Default Date shall be the Brickman Sale Deadline Date.

          "Qualified Public Offering" means a firm commitment Public Offering of shares of the Company's common stock underwritten by a nationally recognized investment banking firm in which (i) the aggregate proceeds to the Company for such shares (net of discounts, commissions and related expenses) shall be at least $100,000,000 and (ii) the price per share paid by the public for such shares (net of discounts, commissions and related expenses) shall be at least $3,000.00 (as appropriately adjusted for subsequent stock splits, stock combinations, stock dividends, recapitalizations and the like with respect to the common stock).

          "Redeemable Common" means the Company's Senior Redeemable Common Stock, par value $.001 per share.

          "Restricted Securities" means the Class A Common issued hereunder and any securities issued with respect to the Class A Common above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.3(c) hereof have been delivered by the Company in accordance with Section 6.3 hereof. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.3(c) hereof.

          "Rollover Investors" means each of the Brickman Investors, CIVC Partners III-B, Centaur Partners V, L.P., Randolph Street Partners II, Gregory
W. Wilson, John E. Neal, Laurence H. Bloch, Bruce C. Stevens, Andrew J. Bahnfleth, David F. Dolan, Leonard G. Friedel, Edward Babcock, William Henkelman, Jeffrey Herold, Mark Hjelle, Bonnie Kay, Brian Moore, Charles Silcox and John King.

          "Sale of the Company" means the sale or recapitalization of the Company to or by an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Stockholders" means the OEP Entities, Baraboo, Inc., Continental Illinois Venture Corporation, LaSalle National Corporation, Thomas van Pelt and Susan Rushmore.

          "Senior Common" means the Class L Common and the Redeemable Common, collectively.

          "Senior Credit Agreement" means that certain credit agreement dated as of the Closing Date by and among Brickman Ltd., Antares Capital Corporation and the other institutional lenders party thereto which provides the final terms and conditions of the Senior Debt Financing, as such agreement may be amended from time to time.

          "Senior Debt Financing" means the consummation by the Company of a senior credit facility consisting of $50,000,000 in term loans and at least $30,000,000 in available revolving loans.

          "Senior Subordinated Notes" means the Company's Senior Subordinated Notes due 2009 issued in connection with the Notes Offering.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Underlying Common" means (i) the Class A Non-Voting Common issued or issuable upon conversion of the Class L Common, (ii) any Class A Voting Common issued or issuable upon conversion of the Class A Non-Voting Common and (iii) any common stock issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Class L Common shall be deemed to be the holder of the Underlying Common obtainable upon conversion of the Class L Common in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Class L Common, such Underlying Common shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common hereunder. As to any particular shares of Underlying Common, such shares shall cease to be Underlying Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

               (b) Other Definitions. The following defined terms shall have the meaning set forth in the referenced Section:

                                                               As Defined
Defined Term                                                   in Section

Approval Right Conditions...................................   5.4(b)
Audited Financial Statements ...............................   4.1(e)
Balance Sheet...............................................   4.1(e)
Balance Sheet Date..........................................   4.1(e)
Benefit Plans...............................................   4.1(l)
Bonus Payment...............................................   Error!
                                                               Reference
                                                               source not
                                                               found.
Brickman Class A Common.....................................   Recitals
Brickman Class A Investment.................................   2.3
Brickman Class B Common.....................................   Recitals
Brickman Class C Common.....................................   Recitals
Brickman Ltd................................................   Recitals
Brickman Preferred Stock....................................   Recitals
Brickman Representatives....................................   6.5
Brickman Sale Deadline Date.................................   5.4(c)(v)
Brickman Shares.............................................   Recitals
CIVC........................................................   Recitals
CIVC Call Closing...........................................   5.4(c)
CIVC Call Closing Date......................................   5.4(c)
CIVC Call Notice............................................   5.4(c)
CIVC Class A Investment.....................................   2.3
CIVC Put Closing............................................   5.4(c)
CIVC Put Closing Date.......................................   5.4(c)
CIVC Put Notice.............................................   5.4(c)
CIVC Repurchase Price.......................................   5.4(c)
Class A Common..............................................   2.1
Class A Common Investment...................................   2.3
Class A Non-Voting Common...................................   2.1
Class A Voting Common.......................................   2.1
Class A-1 Voting Common.....................................   2.1
Closing.....................................................   3.1
Closing Agreement...........................................   4.1(f)
Closing Date................................................   3.1
Closing Deadline Date.......................................   5.4(c)(iii)
Code........................................................   4.1(f)
Company.....................................................   Recitals
Company Debt Instrument.....................................   5.4(c)
Contracts...................................................   4.1(i)
Covered Persons.............................................   5.4(h)
Designated Class A Transferee...............................   7.1
Effective Date..............................................   3.1
Employee Benefit Plans......................................   4.1(l)

ERISA.......................................................   4.1(l)
Excess Parachute Payment....................................   4.1(f)
Exercise Period.............................................   5.4(c)(i)
Existing Holdco Purchase Agreement..........................   6.6
Existing Opco Purchase Agreement............................   6.6
Existing Registration Agreement.............................   6.6
Existing Stockholders Agreement.............................   6.6
Financial Statements........................................   4.1(e)
Forced Sale Expiration Date.................................   5.4(c)(viii)
Forced Sale Rights..........................................   5.4(c)(iii)
GAAP........................................................   4.1(e)
Group Health Plan...........................................   4.1(l)
GUST........................................................   4.1(l)
HSR Act.....................................................   5.4(f)
Investor Rollover...........................................   2.2
IRS.........................................................   4.1(f)
Liens.......................................................   4.1(g)
Management Class B Exchange and Sale........................   5.3(a)
Management Holder Agreement.................................   5.3(a)
Multiemployer Plan..........................................   4.1(l)
Original Stockholders.......................................   6.6
Other Stockholders..........................................   5.4(c)(v)
Pension Plan................................................   4.1(l)
Put.........................................................   5.4(c)(i)
Registration Agreement......................................   3.3(f)
Repricing Date..............................................   5.4(c)(iv)
Returns.....................................................   4.1(f)
Rollover Investor Purchase Price............................   2.5
Rollover Investor Repurchase................................   2.5
Sale Notice.................................................   5.4(c)(v)
Selling Stockholder Purchase Price..........................   2.4
Selling Stockholder Repurchase..............................   2.4
Stockholders................................................   Recitals
Stockholders Agreement......................................   3.2(f)
Tax.........................................................   4.1(f)
Termination Party...........................................   7.3(a)
Top Up Amount...............................................   6.7(a)
Top Up Event................................................   6.7(a)
Transactions................................................   3.1
Transferee Joinder Agreement................................   7.1
Unaudited Financial Statements..............................   4.1(e)
Valid Assignment............................................   7.1

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

          2.1 Authorization of the Class A Common. The Company shall authorize the issuance (a) to the Rollover Investors of 98,564.061 shares of its Class A Voting Common Stock, par value $.001 per share (the "Class A Voting Common"),
(b) to CIVC and the Co-Investors of 30,930.682 shares of its Class A-1 Voting Common Stock, par value $.001 per share (the "Class A-1 Voting Common"), and 13,443.282 shares of its Class A Voting Common and (c) with respect to the Brickman Class A Investment to the Brickman Investors and John King of 11,200 shares of its Class A Voting Common. The Class A Voting Common, the Class A-1 Voting Common and the Class A Non-Voting Common Stock of the Company, par value $0.001 per share (the "Class A Non-Voting Common"), are collectively referred to herein as the "Class A Common." For each share of Class A Common issued hereunder that is convertible into another class of Class A Common pursuant to the Certificate of Incorporation, the Company shall authorize a sufficient number of shares of such other class of Class A Common for issuance upon conversion thereof. The Class A Common has the rights and preferences set forth in the Company's Certificate of Incorporation attached hereto as Exhibit C.

          2.2 Contributions of Stock to the Company. On the terms and subject to the conditions of this Agreement, at the Closing referred to below, each Rollover Investor shall contribute to the Company the number of shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock held by such Rollover Investor set forth opposite such Stockholder's name on Exhibit A hereto in exchange for the number and class of shares of Class A Common set forth opposite such Stockholder's name on Exhibit A hereto (the "Investor Rollover").

          2.3 Purchase and Sale of Class A Common. On the terms and subject to the conditions of this Agreement, at the Closing referred to below, (a) CIVC and the Co-Investors shall purchase the number and class of shares of Class A Common set forth opposite their respective names on Exhibit A hereto at a purchase price of $1,000.00 per share of each class of Class A Common for an aggregate purchase price set forth on Exhibit A hereto (the "CIVC Class A Investment") and
(b) the Brickman Investors shall purchase the number of shares of Class A Voting Common set forth opposite their respective names on Exhibit A hereto at a purchase price of $1,000.00 per share of Class A Common for an aggregate purchase price set forth on Exhibit A hereto (the "Brickman Class A Investment" and, together with the CIVC Class A Investment, the "Class A Common Investment"). Each sale of the Class A Common to CIVC, each of the Co-Investors and each of the Brickman Investors shall constitute a separate sale hereunder.

          2.4 Repurchase of Selling Stockholder Shares. On the terms and subject to the conditions of this Agreement, at the Closing referred to below, Brickman Ltd. shall purchase from each Selling Stockholder all shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock held by such Selling Stockholder as set forth opposite each such Stockholder's name on Exhibit A hereto at a purchase price per share of Brickman Class A Common equal to the Brickman Class A Common Purchase Price, at a purchase price per share of Brickman Class B Common equal to the Brickman Class B Common Purchase Price, at a purchase price per share of Brickman Class C Common equal to the Class C Common Purchase Price and at a purchase price per share of

Brickman Preferred Stock equal to the Brickman Preferred Stock Purchase Price, for an aggregate purchase price (the "Selling Stockholder Purchase Price") set forth on Exhibit A hereto (the "Selling Stockholder Repurchase").

          2.5 Repurchase of Certain Rollover Investor Shares. On the terms and subject to the conditions of this Agreement, at the Closing referred to below, Brickman Ltd. shall purchase from certain Rollover Investors the number of shares of Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred Stock held by such Stockholder as set forth opposite each such Stockholder's name on Exhibit A hereto at a purchase price per share of Brickman Class A Common equal to the Brickman Class A Common Purchase Price, at a purchase price per share of Brickman Class B Common equal to the Brickman Class B Common Purchase Price, at a purchase price per share of Brickman Class C Common equal to the Class C Common Purchase Price and at a purchase price per share of Brickman Preferred Stock equal to the Brickman Preferred Stock Purchase Price, for an aggregate purchase price (the "Rollover Investor Purchase Price") set forth on Exhibit A hereto (the "Rollover Investor Repurchase").

                                   ARTICLE III
                                   THE CLOSING

          3.1 Closing Date. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of each of the Investor Rollover, the Class A Common Investment, the Selling Stockholder Repurchase and the Rollover Investor Repurchase (collectively, the "Transactions") shall take place on the Effective Date at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, at 10:00 a.m. on the Effective Date or, if the conditions to closing set forth in Sections 3.2 through 3.7 of this Agreement shall not have been satisfied by such date, then on the first business day after such conditions have been satisfied. The "Effective Date" shall be the date on which signature pages executed by CIVC, the Company, Brickman Ltd., the OEP Entities and the Brickman Representatives have been received by the Company. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date."

          3.2 Conditions to the Company's Obligation. The obligation of the Company to deliver its Class A Common to the Rollover Investors in exchange for the Brickman Shares and to sell and issue its Class A Common to CIVC, the Co-Investors and the Brickman Investors is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

               (a)(i) The representations and warranties of CIVC, the Co-Investors and the Rollover Investors (other than the Brickman Investors) made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a particular date which shall be true and correct as of that date) except for (A) changes contemplated by this Agreement or attributable to matters disclosed by CIVC, the Co-Investors or the Rollover Investors (other than the Brickman Investors), respectively, in the Schedules hereto, and (B) breaches or inaccuracies of representations or warranties that are not, individually or in the aggregate, material and (ii) CIVC, the Co-Investors and the Rollover Investors (other than the Brickman Investors) each shall have performed in all material respects their respective covenants contained in this Agreement required to be performed by the time of the Closing. For purposes of clause (i) of this Section 3.2(a), such representations and warranties shall be interpreted without regard to any knowledge or materiality qualifications contained therein.

               (b) As of the Closing, the offering, purchase and sale of the Class A Common and the issuance of the Class A Common in exchange for cash and the Brickman Shares hereunder shall not be prohibited by, or violate, any applicable law or governmental rule or regulation and shall not subject the Company or Brickman Ltd. to any material penalty, liability, noncompliance or other onerous condition or impact under any applicable law or governmental rule or regulation.

               (c) All third party and governmental consents, approvals and filings required to be made or obtained by any party hereto other than the Company, Brickman Ltd. or the Brickman Investors in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal) shall have been made and obtained.

               (d) The Company shall have received certificates representing the Brickman Shares held by each Stockholder (other than any Brickman Investor) that are being contributed to the Company in the Investor Rollover, duly endorsed in blank or accompanied by a duly executed stock power or other appropriate transfer instrument.

               (e) The Company shall have received the purchase price (in immediately available funds) for the Class A Common to be issued in the Class A Common Investment (other than the purchase price to be paid by any Brickman Investor).

               (f) CIVC, the Co-Investors and the Rollover Investors (other than the Brickman Investors) shall have entered into a stockholders agreement with the Company substantially in the form attached hereto as Exhibit D (the "Stockholders Agreement").

               (g) CIVC and the Co-Investors shall have entered into the Class L Purchase Agreement and the transactions contemplated thereby shall have been consummated or shall be consummated simultaneously with the Closing.

          3.3 Conditions to Brickman Investors' Obligations. The obligation of the Brickman Investors to purchase the Class A Common in connection with the Brickman Class A Investment is subject to the satisfaction (or waiver by the Brickman Representatives) as of the Closing of the following conditions:

               (a) The representations and warranties of the Company and Brickman Ltd. made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date except for (A) changes contemplated by this Agreement or attributable to matters disclosed by the Company or Brickman Ltd. in the Schedules hereto, (B) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of that date), and (C) breaches or inaccuracies of representations and warranties that do not, individually or in the aggregate, have a Material Adverse Effect.

               (b) As of the Closing, the offering, purchase and sale of the Class A Common hereunder shall not be prohibited by, or violate any applicable law or governmental rule or regulation and shall not subject the Brickman Investors to any material penalty, liability, noncompliance or other onerous condition or impact under any applicable law or governmental rule or regulation.

               (c) All third party and governmental consents, approvals and filings required to be made or obtained by any party hereto other than the Company, the Brickman Investors or Brickman Ltd. in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal) shall have been made and obtained.

               (d) The Senior Debt Financing and the Notes Offering shall have been consummated or shall be consummated simultaneously with the Closing, on terms and conditions satisfactory to the Brickman Representatives.

               (e) CIVC and the Co-Investors shall have entered into the Class L Purchase Agreement substantially in the form attached hereto as Exhibit E and the transactions contemplated thereby shall have been consummated or shall be consummated simultaneously with the Closing.

               (f) CIVC, the Co-Investors and each Rollover Investor other than the Brickman Investors shall have entered into the Stockholders Agreement and a registration rights agreement with the Company and the Brickman Investors substantially in the form attached hereto as Exhibit F (the "Registration Agreement").

               (g) The Company shall, upon the consummation of the transactions contemplated by this Agreement, own all of the outstanding capital stock of Brickman Ltd.

          3.4 Conditions to CIVC's and the Co-Investors Obligations. The obligation of CIVC and the Co-Investors to purchase the Class A Common in connection with the CIVC Class A Investment is subject to the satisfaction (or waiver by CIVC) as of the Closing of the following conditions:

               (a)(i) The representations and warranties of the Company and Brickman Ltd. made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date except for (A) changes contemplated by this Agreement or attributable to matters disclosed by the Company or Brickman Ltd. in the Schedules hereto, (B) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of that date), and (C) breaches or inaccuracies of representations and warranties that do not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and Brickman Ltd. shall have performed in all material respects their respective covenants contained in this Agreement required to be performed by the time of the Closing; and (iii) the Company and Brickman Ltd. shall each have delivered to CIVC a certificate dated the Closing Date and signed by a duly authorized signatory of the Company and Brickman Ltd., respectively, confirming to the Knowledge of the Company and Brickman Ltd. the satisfaction of the foregoing clauses (i) and (ii). For purposes of clause (i) of this Section 3.4(a), such representations and warranties shall be interpreted without regard to any knowledge or materiality qualifications contained therein.

               (b) As of the Closing, the offering, purchase and sale of the Class A Common hereunder shall not be prohibited by, or violate any applicable law or governmental rule or regulation and shall not subject CIVC or any Co-Investor to any material penalty, liability, noncompliance or other onerous condition or impact under any applicable law or governmental rule or regulation.

               (c) All third party and governmental consents, approvals and filings required to be obtained or made by any party hereto other than CIVC or any Co-Investor in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal) shall have been made and obtained.

               (d) The Senior Debt Financing and the Notes Offering shall have been consummated or shall be consummated simultaneously with the Closing, on terms and conditions satisfactory to CIVC.

               (e) The Company shall have entered into the Class L Purchase Agreement substantially in the form attached hereto as Exhibit E and the transactions contemplated thereby shall have been consummated or shall be consummated simultaneously with the Closing.

               (f) The terms of the Company's capital stock contained in its Certificate of Incorporation shall be substantially as set forth on Exhibit C attached hereto.

               (g) The Company and each Rollover Investor other than CIVC Partners III-B shall have entered into the Stockholders Agreement and the Registration Agreement.

               (h) The Company will, upon the consummation of the transactions contemplated by this Agreement, own all of the outstanding capital stock of Brickman Ltd.

               (i) IVC shall have received copies of each of the Company's, Brickman Ltd.'s and its Subsidiaries' resolutions authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the respective Secretary of each of the Company, Brickman Ltd. and its Subsidiaries.

               (j) CIVC shall have received copies of each of Brickman Ltd.'s and its Subsidiaries' articles of incorporation and bylaws, certified by the respective Secretary of each of Brickman Ltd. and its Subsidiaries.

               (k) Brickman Ltd. shall have repaid in full any outstanding indebtedness contemplated by Section 5.1(c) hereof.

               (l) CIVC shall have received from Brickman Ltd. a certificate which certifies that each Stockholder has (or as of the Closing will have) repaid in full all indebtedness owed to the Company contemplated by Section 5.1(c) hereof.

               (m) Brickman Ltd. shall have repurchased or shall repurchase simultaneously with the Closing any shares of Brickman Class B Common which the

Management Class B Holders elected to sell to Brickman Ltd. for cash pursuant to the Management Class B Exchange and Sale.

               (n) No event, occurrence, fact, condition, change, development or effect shall exist or have occurred or come to exist since December 31, 2001 that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect on Brickman Ltd. or any of its Subsidiaries.

          3.5 Conditions to the Rollover Investors' Obligations. The obligation of the Rollover Investors to deliver the Brickman Shares in connection with the Rollover Investment is subject to the satisfaction (or waiver by each Rollover Investor, provided that such waiver shall be effective against only such waiving Rollover Investor) as of the Closing of the following conditions:

               (a) The Class A Common Investment shall have been consummated or shall be consummated simultaneously with the Closing.

               (b) The Selling Stockholder Repurchase shall have been consummated or shall be consummated simultaneously with the Closing.

               (c) The Rollover Investor Repurchase shall have been consummated or shall be consummated simultaneously with the Closing.

          3.6 Conditions to the Selling Stockholders' Obligations. The obligation of the Selling Stockholders to consummate the Selling Stockholder Repurchase is subject to the satisfaction (or waiver by the OEP Entities) as of the Closing of the following conditions:

               (a)(i) The representations and warranties of the Company and Brickman Ltd. made in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date except for (A) changes contemplated by this Agreement or attributable to matters disclosed by the Company or Brickman Ltd. in the Schedules hereto, (B) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of that date), and (C) breaches or inaccuracies of representations and warranties that do not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and Brickman Ltd. shall have performed in all material respects their respective covenants contained in this Agreement required to be performed by the time of the Closing; and (iii) the Company and Brickman Ltd. shall each have delivered to the OEP Entities a certificate dated the Closing Date and signed by a duly authorized signatory of the Company and Brickman Ltd., respectively, confirming to the Knowledge of the Company and Brickman Ltd. the satisfaction of the foregoing clauses (i) and
(ii). For purposes of clause (i) of this Section 3.6(a), such representations and warranties shall be interpreted without regard to any knowledge or materiality qualifications contained therein.

               (b) As of the Closing, the purchase and sale of the Brickman Class A Common, Brickman Class B Common, Brickman Class C Common and Brickman Preferred pursuant to the Selling Stockholder Repurchase shall not be prohibited by, or violate any applicable law or governmental rule or regulation and shall not subject any Selling Stockholder to any material penalty, liability, noncompliance or other onerous condition or impact under any applicable law or governmental rule or regulation.

               (c) All third party and governmental consents, approvals and filings required to be obtained or made by any party hereto other than the Selling Stockholders in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal) shall have been made and obtained.

          3.7 Conditions to Brickman Ltd.'s Obligations. The obligation of Brickman Ltd. to consummate the Selling Stockholder Repurchase and the Rollover Investor Repurchase is subject to the satisfaction (or waiver by Brickman Ltd.) as of the Closing of the following conditions:

               (a) The representations and warranties of the Selling Stockholders and the Rollover Investors participating in the Rollover Investor Repurchase in Section 4.2 of this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

               (b) As of the Closing, the purchase and sale of the Brickman Shares pursuant to the Selling Stockholder Repurchase and the Rollover Investor Repurchase shall not be prohibited by, or violate, any applicable law or governmental rule or regulation and shall not subject Brickman Ltd. or the Company to any material penalty, liability, noncompliance or other onerous condition or impact under any applicable law or governmental rule or regulation.

               (c) All third party and governmental consents, approvals and filings required to be made or obtained by any party hereto other than the Company or Brickman Ltd. in connection with the consummation of the Selling Stockholder Repurchase and the Rollover Investor Repurchase (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal) shall have been made and obtained.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of Brickman Ltd. Brickman Ltd. hereby represents and warrants to the Company, CIVC, each of the Co-Investors and each Stockholder as follows:

               (a) Organization and Standing of Brickman Ltd. Brickman Ltd. is a corporation duly organized and validly existing under the laws of the State of Delaware. Brickman Ltd. has full corporate power and corporate authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business in all material respects as presently conducted. Brickman Ltd. is duly qualified or registered as a foreign corporation to do business, and is in good standing, in the jurisdictions set forth on Schedule 4.1(a), which constitute all jurisdictions in which the character of the properties owned, operated or leased by it or the nature of its activities is such that such qualification is required by applicable law, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Brickman Ltd. has delivered to the Company, CIVC and the Brickman Representatives true and complete copies of the certificate of incorporation, as amended to date, and the bylaws, as in effect on the date hereof, of Brickman Ltd.

               (b) Conflicts. Brickman Ltd. has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Brickman Ltd. to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Brickman Ltd. and constitutes the legal, valid and binding obligation of Brickman Ltd., enforceable against Brickman Ltd. in accordance with its terms. Except as set forth on Schedule 4.1(b), the execution, delivery and performance by Brickman Ltd. of this Agreement and the consummation by Brickman Ltd. of the transactions contemplated hereby will not
(i) violate in any material respect any provision of a material law, rule or regulation to which Brickman Ltd. is subject, (ii) conflict with or violate in any material respect any order, judgment, injunction, award or decree applicable to Brickman Ltd. or any of its Subsidiaries, (iii) violate or conflict with the certificate of incorporation, bylaws or other similar governing documents of Brickman Ltd. or any of its Subsidiaries, (iv) constitute a material default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Brickman Ltd. or any of its Subsidiaries under any provision of any material agreement, contract or other instrument binding upon Brickman Ltd. or any of its Subsidiaries or any material license, franchise, permit or other similar authorization held by Brickman Ltd. or any of its Subsidiaries, or (v) result in the creation or imposition of any Lien upon any of the assets of Brickman Ltd. or any of its Subsidiaries. Except as set forth on Schedule 4.1(b) hereto, the execution, delivery and performance by Brickman Ltd. of this Agreement and the consummation by Brickman Ltd. of the transactions contemplated hereby does not require any consent from or filing with any governmental body, agency or official except for consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

               (c) Subsidiaries. Schedule 4.1(c) correctly sets forth the name of each Subsidiary of Brickman Ltd., the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted. Each such Subsidiary is duly qualified or registered as a foreign corporation to do business, and is in good standing in all jurisdictions in which the character of the properties owned, operated or leased by it or the nature of its activities is such that such qualification is required by applicable law, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 4.1(c), neither Brickman Ltd. nor any of its Subsidiaries, directly or indirectly, owns any stock of, or any other equity interest in, any other Person. Brickman Ltd. has delivered to the Company, CIVC and the Brickman Representatives true and

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

complete copies of the certificates of incorporation, as amended to date, and the bylaws, as in effect on the date hereof, of each of Brickman Ltd.'s Subsidiaries.

               (d) Capital Structure of Brickman Ltd. The authorized capital stock of Brickman Ltd. consists solely of (i) 1,100,000 shares of Brickman Class A Voting Common, 91,860.72 of which shares are validly issued and outstanding, fully paid and nonassessable, (ii) 1,100,000 shares of Brickman Class A Non-Voting Common, 869,251 of which shares are validly issued and outstanding, fully paid and nonassessable, (iii) 200,000 shares of Brickman Class B Common, 138,900 of which shares are validly issued and outstanding, fully paid and nonassessable, (iv) 100,000 shares of Brickman Class C Common, 75,000 of which shares are validly issued and outstanding, fully paid and nonassessable, and (v) 5,000,000 shares of Brickman Preferred Stock, 1,000,000 of which are designated as Series A Stock and 714,721.747 of which shares of Brickman Series A Preferred Stock are validly issued and outstanding, fully paid and nonassessable. Except as disclosed on Schedule 4.1(d), there are no voting agreements and no outstanding warrants, options, preemptive or other similar rights, agreements, subscriptions, convertible or exchangeable securities or other commitments pursuant to which Brickman Ltd., its Subsidiaries or any Stockholder is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Brickman Ltd. or any of its Subsidiaries and no equity securities of Brickman Ltd. or any of its Subsidiaries are reserved for issuance for any purpose.

               (e) Financial Statements. Schedule 4.1(e) sets forth the audited consolidated balance sheets of Brickman Ltd. and its Subsidiaries as of December 31, 2001 and December 31, 2000, and the related statements of operations and retained-earnings and cash flows of Brickman Ltd. and its Subsidiaries for the years then ended, together with the notes to such financial statements (collectively, the "Audited Financial Statements"). Schedule 4.1(e) also sets forth the unaudited consolidated balance sheet of Brickman Ltd. and its Subsidiaries as of September 30, 2002 (the "Balance Sheet" and September 30, 2002 being the "Balance Sheet Date") and the related income statement of Brickman Ltd. and its Subsidiaries for the nine (9) month period then ended (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of Brickman Ltd. and its Subsidiaries. The Audited Financial Statements present fairly, in all material respects, the consolidated financial position of Brickman Ltd. and its Subsidiaries as of December 31, 2001 and 2000 and the consolidated results of operations and cash flows of Brickman Ltd. and its Subsidiaries for the years then ended, in conformity with generally accepted accounting principles ("GAAP"). The Unaudited Financial Statements present fairly, in all material respects, the financial position of Brickman Ltd. and its Subsidiaries as of September 30, 2002 and the results of its operations for the nine (9) month period then ended, in conformity with GAAP except for (i) the absence of footnotes and other disclosures required by GAAP, (ii) normal year end adjustments and reclassifications and (iii) the absence of a statement of cash flows.

               (f) Taxes.

                    (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (ii) Brickman Ltd. and its Subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports and forms required to have been filed by the Code or by applicable state, local or foreign Tax laws (collectively, "Returns"); all such Returns are complete and correct in all material respects; all Taxes shown to be due on such Returns have been timely paid in full; and no tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes, except as set forth on Schedule 4.1(f). All material Taxes accrued but not yet due on the Balance Sheet Date are accrued on the Balance Sheet. Since the Balance Sheet Date, neither Brickman Ltd. nor any of its Subsidiaries has incurred no material Taxes other than in the ordinary course of its business. Except as set forth on Schedule 4.1(f), no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given by Brickman Ltd. or any of its Subsidiaries for any taxable years. Except as set forth above or on Schedule 4.1(f), as of the date of this Agreement, the Returns filed by, or with respect to, Brickman Ltd. and its Subsidiaries are not being examined by, and no written notification of intention to examine has been received from the Internal Revenue Service ("IRS") or, to Brickman Ltd.'s Knowledge, any other taxing authority with respect to Taxes. Except as set forth on Schedule 4.1(f), no currently pending issues involving Brickman Ltd. or any of its Subsidiaries have been raised in writing by the IRS or, to the Knowledge of Brickman Ltd., any other taxing authority in connection with any Return. Brickman Ltd. and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code (S)7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code (S) 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

               (g) Sufficiency of Assets. Brickman Ltd. or one of its Subsidiaries has title to, a valid leasehold interest in, or the right to use all material property and assets necessary for the conduct of its business, free and clear of all mortgages, liens, attachments, pledges, encumbrances or security interests of any nature whatsoever, except (i) those disclosed in the Balance Sheet or Schedule 4.1(g), (ii) any liens for current Taxes not yet due and payable or which may thereafter be paid without penalty, (iii) zoning, building and other similar governmental restrictions and liens imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and (iv) easements, covenants, rights-of-way or other similar restrictions and imperfections of title, none of which items referred to in clauses (iii) and (iv) materially impair the continued use of the property to which they relate in the business of the Company as presently conducted (collectively referred to herein as "Liens"). The Company owns no real property. Set forth on Schedule 4.1(g) hereto is a list of all real property leased by the Company.

               (h) Intellectual Property. Schedule 4.1(h) sets forth a true and complete list of all material patents, trademarks, trade names, service marks and copyrights and applications therefore owned by or licensed to Brickman Ltd. or any of its Subsidiaries. Except as set forth in Schedule 4.1(h), Brickman Ltd. has no notice or Knowledge of (nor, to the Knowledge of Brickman Ltd., is there any reasonable basis for) any objections or claim being asserted by any person with respect to any infringement of any third party's intellectual property rights or the ownership, validity, enforceability or use of any such patents, trademarks, trade names, copyrights and applications therefor or challenging or questioning the validity or effectiveness of any such license which would have a Material Adverse Effect.

               (i) Contracts. Except as described in Schedule 4.1(i) or the other Schedules hereto and except for any agreement entered into by Brickman Ltd. or any of its Subsidiaries after the date of this Agreement in accordance with Section 5.1 hereof, neither Brickman Ltd. nor any of its Subsidiaries is a party to or bound by any:

                    (i) employment or consulting agreements (excluding any such contracts or arrangements for which the total compensation during each of the last two years was less than $150,000 per person or which are terminable by Brickman Ltd. or any of its Subsidiaries at will, subject to Brickman Ltd.'s or any of its Subsidiaries' customary notice and severance policies or any severance or "change of control" agreements);

                    (ii) employee collective bargaining agreement or other contract with any labor union;

                    (iii) lease or similar agreement under which Brickman Ltd. or any of its Subsidiaries is lessee of, or holds or uses, any real property, machinery, equipment, vehicle or other tangible personal property owned by a third party at an annual rent in excess of $100,000;

                    (iv) contract that involves the obligation of Brickman Ltd. or any of its Subsidiaries to purchase materials, supplies, equipment or services from others for payment of more than $250,000 and which is not terminable by Brickman Ltd. any of its Subsidiaries (x) on not more than 90 days' notice without penalty or premium or (y) for a cost of less than $50,000;

                    (v) contract (excluding purchase orders in the ordinary course of business) that involves the obligation of Brickman Ltd. or any of its Subsidiaries to deliver products or services to third parties for annual payment of more than $500,000 and which is not terminable by Brickman Ltd. or any of its Subsidiaries (x) on not more than 90 days' notice without penalty or premium or
(y) for a cost of less than $50,000;

                    (vi) any contract pursuant to which Brickman Ltd. or any of its Subsidiaries has since January 14, 1998, acquired or agreed to acquire an equity interest in or all or substantially all of the assets or business of any other entity or person;

                    (vii) agreement or contract under which Brickman Ltd. or any of its Subsidiaries has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or guaranteed indebtedness, liabilities or obligations of others, in each case for an amount in excess of $100,000 (other than (A) endorsements for the purpose of collection in the ordinary course of business, and (B) loans to non-executive employees of Brickman Ltd. or any of its Subsidiaries in the ordinary course of business);

                    (viii) mortgage, pledge, security agreement, deed of trust or other document, in each case granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) securing obligations in excess of $100,000;

                    (ix) agreement restricting the right of Brickman Ltd. or any of its Subsidiaries to compete in any material respect with any other person or entity;

                    (x) agreement between Brickman Ltd. or any of its Subsidiaries and any Stockholder or Affiliate of any Stockholder;

                    (xi) agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code (S) 280G (or any corresponding provision of state, local, or foreign Tax law); and

                    (xii) any partnership or joint venture agreement.

          To the Knowledge of Brickman Ltd., each agreement, contract, lease, license, commitment or instrument of Brickman Ltd. or any of its Subsidiaries described on Schedule 4.1(i) or the other Schedules hereto (collectively, the "Contracts") is in full force and effect, except as disclosed on Schedule 4.1(i) or the other Schedules hereto. To the Knowledge of Brickman Ltd., neither Brickman Ltd. nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Contract and no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

               (j) Litigation; Decrees. Schedule 4.1(j) sets forth a list of all lawsuits, claims, proceedings or investigations pending or, to the Knowledge of Brickman Ltd., threatened against Brickman Ltd. or any of its Subsidiaries' properties, assets, operations or business or which challenge the legality of this Agreement or any action to be taken in connection herewith, except for any lawsuit, claim, proceeding or investigation which claims an amount of $50,000 or less. Schedule 4.1(j) sets forth a list of all material judgments, orders and decrees of any court or any governmental or administrative agency against or affecting Brickman Ltd. or any of its Subsidiaries' properties, assets, operations or business. Except as disclosed on Schedule 4.1(j), to the Knowledge of Brickman Ltd., neither Brickman Ltd. nor any of its Subsidiaries is in default under any such judgment, order or decree.

               (k) Insurance. Set forth on Schedule 4.1(k) hereto is a list of all policies of insurance held by, or maintained on behalf of Brickman Ltd. and its Subsidiaries as of the date hereof in effect for policy periods beginning on or after January 1, 2002, indicating for each policy the carrier, the insured, the type of insurance, the amounts of coverage and the expiration date. Except as set forth on Schedule 4.1(k), all such policies are in full force and effect and neither Brickman Ltd. nor any of its Subsidiaries has received any written notice of cancellation, material amendment or material dispute as to coverage with respect to any such policies.

               (l) Benefit Plans.

                    (i) Schedule 4.1(l) sets forth a list of all material "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, incentive, deferred compensation, stock or stock option plans or arrangements, and other material employee fringe benefit plans or arrangements, but excluding in each instance any "multiemployer plan" as defined in Section 3(37) of ERISA (all the foregoing being herein called the "Benefit Plans") maintained, or contributed to, by Brickman Ltd. Set forth on Schedule 4.1(l) is a list of all "multiemployer plans" as defined in Section 3(37) of ERISA contributed to or required to be contributed to by Brickman Ltd. or any of its Subsidiaries.

                    (ii) As applicable with respect to each Benefit Plan, Brickman Ltd. has made available to each of the Company, CIVC and the Brickman Representatives copies of (i) each current Benefit Plan document, including any amendments, (ii) all trust documents and custodial agreements relating thereto,
(iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recent annual report (Form 5500 and all schedules thereto) filed with the IRS and (v) the most recent IRS determination letter.

                    (iii) Except as otherwise disclosed on Schedule 4.1(l):

                         (A) Each Benefit Plan has been maintained, operated and
administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

                         (B) No Benefit Plan is subject to Title IV of ERISA.

                         (C) The Benefit Plans which are "employee pension
benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked. All such Pension Plans have been or will be timely amended for the tax legislation commonly known as "GUST" and each such Pension Plan has been or will be submitted to the IRS for a favorable determination letter within the remedial amendment period prescribed under GUST. All required contributions have been made to the Pension Plans in accordance with applicable law. All discretionary contributions with respect to the Pensions Plans that Brickman Ltd. or any Subsidiary has announced to its employees would be made have been so made.

                         (D) Each Benefit Plan that is a "group health plan"
within the meaning of ERISA Section 607(1) and that is subject to Code Section 4980B has been operated in compliance in all material respects with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

                         (E) No Benefit Plan provides death or medical benefits,
beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under Code Section 401(a).

                         (F) Neither Brickman Ltd. nor any of its Subsidiaries
has incurred any material liability relating to a complete or partial withdrawal from a multiemployer plan that has not been fully satisfied.

               (m) Absence of Changes or Events. Except as set forth in Schedule 4.1(m) or any other schedule to this Agreement, since the Balance Sheet Date the business of Brickman Ltd. and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not occurred any event or condition (other than changes relating to the economy in general or industry conditions), which, individually or in the aggregate, have or had a Material Adverse Effect.

               (n) Compliance with Applicable Laws. Except as set forth in
Schedule 4.1(n), to the Knowledge of Brickman Ltd., Brickman Ltd. and its Subsidiaries, their respective business operations and activities, and their respective properties and assets are in all material respects in compliance with all applicable material statutes, laws, ordinances, rules and regulations of any governmental authority or instrumentality. To the Knowledge of Brickman Ltd., except as set forth on Schedule 4.1(n), since January 1, 1999, neither Brickman Ltd. nor any of its Subsidiaries has received written communication from any governmental entity that alleges that Brickman Ltd. or any of its Subsidiaries is in violation of any applicable law, rule or regulation, the substance of which communication has not been resolved.

               (o) Licenses; Permits. To the Knowledge of Brickman Ltd., all material governmental licenses, permits or authorizations of Brickman Ltd. and its Subsidiaries are validly held by Brickman Ltd. or such Subsidiary, and Brickman Ltd. and each of its Subsidiaries has complied in all material respects with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby, except as set forth on
Schedule 4.1(o). To the Knowledge of Brickman Ltd., Brickman Ltd. and each of its Subsidiaries has all of the material governmental licenses, permits or authorizations which are required to carry on the business of Brickman Ltd. or such Subsidiary as such business is now conducted.

               (p) Environmental Matters. Except as set forth on Schedule 4.1(p) hereto, to the Knowledge of Brickman Ltd.:

                    (i) Brickman Ltd. and each of its Subsidiaries has all material permits, licenses, and other authorizations required for the operation or conduct of the business of Brickman Ltd. and its Subsidiaries under applicable Environmental Laws. Brickman Ltd. and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such authorizations, and with all applicable material Environmental Laws.

                    (ii) During the past three (3) years, neither Brickman Ltd. nor any of its Subsidiaries has received written communication from any governmental entity that alleges that Brickman Ltd. or any of its Subsidiaries is in material violation of any Environmental Law the substance of which communication has not been resolved.

                    (iii) Neither Brickman Ltd. nor any of its Subsidiaries has received a written request for information, notice of claim, demand, or notification that it is, or may be, potentially responsible with respect to any material investigation or material cleanup of any threatened or actual release of any Hazardous Substance.

                    (iv) There are no underground storage tanks used by Brickman Ltd. or any of its Subsidiaries at any of their real properties. None of Brickman Ltd., its Subsidiaries or any of their respective contractors has discharged any Hazardous Substances in material violation of any Environmental Law for which Brickman Ltd. or any of its Subsidiaries is liable or in a manner which gives rise to any material liability of Brickman Ltd. or any of its Subsidiaries.

                    (v) Schedule 4.1(p) lists all above ground storage tanks used by Brickman Ltd. or any of its Subsidiaries at any of their real properties.

               (q) Employee and Labor Relations. Except as set forth in Schedule 4.1(q) hereto:

                    (i) there is no labor strike, or organized labor dispute, slowdown or work stoppage or lockout actually pending or, to the Knowledge of Brickman Ltd., threatened against or affecting Brickman Ltd. or any of its Subsidiaries which would have a Material Adverse Effect and during the past year there has not been any such action; and

                    (ii) there is no unfair labor practice charge or complaint against Brickman Ltd. or any of its Subsidiaries pending or, to the Knowledge of Brickman Ltd., threatened before the National Labor Relations Board which would have a Material Adverse Effect.

               (r) Undisclosed Liabilities. To the Knowledge of Brickman Ltd., except (i) as disclosed, reflected or reserved against in the Balance Sheet or the notes thereto, (ii) as incurred after the Balance Sheet Date in the ordinary course of business consistent with prior practice, (iii) with respect to the matters disclosed in the Schedules to this Agreement, (iv) liabilities and obligations incurred in connection with this Agreement and the transactions contemplated hereby, neither Brickman Ltd. nor any of its Subsidiaries has any material liabilities or obligations of a nature required by GAAP to be reflected on a balance sheet of Brickman Ltd. and its Subsidiaries or in the notes thereto which would have a Material Adverse Effect.

               (s) Disclosure. To the Knowledge of Brickman Ltd., no representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of all the circumstances under which they were made, not misleading.

               (t) Affiliate Transactions. Except as set forth on Schedule 4.1(t), no Brickman Investor, and no executive officer, director or Affiliate of Brickman Ltd. or its Subsidiaries (other than CIVC and its Affiliates) or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary (other than at-will employment arrangements) or has any material interest in any property used by the Company or any Subsidiary.

          4.2 Stockholders Representations. Each Stockholder, CIVC and each Co-Investor hereby individually and ratably (and not jointly or severally) represents and warrants to Brickman Ltd. with respect to the Selling Stockholder Repurchase and the Investor Rollover Repurchase and to the Company with respect to the Class A Investment and the Investor Rollover, as applicable for such Stockholder, CIVC or Co-Investor, as to such Stockholder, CIVC or Co-Investor only, as follows:

               (a) Authority. This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms. If such Person is not an individual, such Person has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery by such Person (if not an individual) of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval or authorization under such Person's formation and governing documents that has not been duly obtained. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (i) violate any provision of law, rule or regulation to which such Person is subject or (ii) conflict with or violate any order, judgment, injunction, award or decree applicable to such Person or, if such Person is not an individual, such Person's formation and governing documents, except in the case of any of the foregoing clauses (i) or (ii) for any such violation or conflict which would not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby does not require any consent from or filing with any governmental body, agency or official except for (i) any consent or filing that Brickman Ltd., the Company or any other Person (other than such Stockholder, CIVC or Co-Investor, as the case may be) is required to obtain or make and (ii) consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

               (b) Ownership of Brickman Shares. Such Stockholder owns of record and beneficially all of the outstanding Brickman Shares set forth opposite such Stockholder's name on Exhibit A hereto, free and clear of any Liens, and has all requisite legal right, power and authority to transfer such Brickman Shares to the Company or Brickman Ltd., as the case may be. Assuming the Company or Brickman Ltd., as the case may be, has the requisite corporate power and authority to be the lawful owner of the Brickman Shares, upon delivery to the Company or Brickman Ltd., as the case may be, at the Closing of certificates representing the Brickman Shares duly endorsed for transfer to the Company or Brickman Ltd., as the case may be, and receipt by the Stockholders of the consideration therefor, the Company or Brickman Ltd., as the case may be, will acquire the Brickman Shares free and clear of any Liens, other than those arising from acts of the Company or Brickman Ltd., as the case may be.

          4.3 Representations and Warranties of CIVC, the Co-Investors and the Brickman Investors. CIVC, each of the Co-Investors and each of the Brickman Investors hereby individually and ratably (and not jointly or severally) represent and warrant to the Company, as to such Person only, as follows:

               (a) CIVC, each of the Co-Investors and each of the Brickman Investors understands that the Class A Common purchased hereunder has not been, and will not be, registered under the Securities Act or any state securities laws, and is being offered and sold privately in reliance upon the exemptions provided by the Securities Act as such relate to the private placement of securities.

               (b) The Class A Common will be acquired by CIVC, each of the Co-Investors and each of the Brickman Investors solely for their own respective accounts, for investment purposes only, and not with a view to the distribution thereof in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 6.3 hereof.

               (c) CIVC, each of the Co-Investors and each of the Brickman Investors is an "accredited investor" as defined in Rule 501(A) under the Securities Act.

               (d) CIVC, each of the Co-Investors and each of the Brickman Investors fully understands and agrees that he, she or it must bear the economic risk of his, her or its purchase for an indefinite period of time because, among other reasons, the Class A Common has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

          4.4 Representations and Warranties of the Company. The Company hereby represents and warrants to Brickman Ltd., CIVC, the Co-Investors and the Stockholders as follows:

               (a) Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) violate in any material respect any provision of a material law, rule or regulation to which the Company is subject, (ii) conflict or violate in any material respect any order, judgment, injunction, award or decree applicable to the Company, (iii) violate or conflict with the Certificate of Incorporation, Bylaws or other similar governing documents of the Company, (iv) constitute a material default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of any material agreement, contract or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company, or (v) result in the creation or imposition of any Lien upon any of the assets of the Company. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby does not require any

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

consent from or filing with any governmental body, agency or official except for
(i) any consent or filing that CIVC, the Co-Investors or the Stockholders are required to obtain or make, (ii) reports and filings to be made after Closing which will be made in the time frame required and (iii) consents and filings which, if not obtained or made, will not individually or in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

               (b) Securities Act. The Brickman Shares purchased by the Company pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Company shall not offer to sell or otherwise dispose of the Brickman Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

               (c) Litigation; Decrees. There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to the Knowledge of the Company, threatened which challenge or seek to enjoin or delay this Agreement or the transactions contemplated hereby or which would materially adversely affect the Company's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          4.5 Other Representations and Warranties of the Company. The Company hereby represents and warrants to CIVC, the Co-Investors and the Rollover Investors as follows:

          As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 300,000 shares of Class A Voting Common, of which 134,069.318 shares will be issued and outstanding, (b) 200,000 shares of Class A Non-Voting Common, of which no shares will be issued and outstanding, (c) 31,000 shares of Class A-1 Voting Common, of which 30,930.682 shares will be issued and outstanding, (d) 50,000 shares of Class L Common, of which 30,000 shares will be issued and outstanding and (e) 100,000 shares of Redeemable Common, of which no shares will be issued and outstanding. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable. Except as disclosed on Schedule 4.5, there are no voting agreements and no outstanding warrants, options, preemptive or other similar rights, agreements, subscriptions, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or any of its Subsidiaries and no equity securities of the Company or any of its Subsidiaries are reserved for issuance for any purpose.

                                    ARTICLE V
                                    COVENANTS

          5.1 Pre-Closing Covenants of Brickman Ltd. Brickman Ltd. covenants and agrees as follows:

               (a) Access. Prior to the Closing, Brickman Ltd. will give CIVC and the Brickman Representatives and their respective representatives, employees, counsel, lenders, shareholders and accountants reasonable access to the properties, books and records of Brickman Ltd. during regular business hours.

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

               (b) Ordinary Conduct. From and after the date hereof and prior to Closing, and unless the Company and CIVC shall otherwise consent or agree in writing and except as contemplated by this Agreement or as disclosed on Schedule
5.1 hereto, Brickman Ltd.:

                    (i) will conduct its business in the ordinary course in a manner consistent with past practice (it being understood that with respect to working capital management this means it will not seek to collect its accounts receivable later than within normal terms and will pay its accounts payable within normal terms);

                    (ii) will use its reasonable best efforts to preserve its business organization intact, to maintain the services of its present key employees and to preserve the goodwill of the suppliers, customers and others having business dealings with it;

                    (iii) will not amend its Certificate of Incorporation, bylaws or other similar governing documents;

                    (iv) will not issue any capital stock or rights, warrants or options to acquire shares of such capital stock or issue any securities convertible into such shares or convertible into securities in turn so convertible, or grant any options, warrants or rights to acquire any such convertible securities;

                    (v) will not split, combine or reclassify its outstanding capital stock;

                    (vi) will not declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any cash payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock;

                    (vii) will not merge or consolidate with any other corporation or, except in the ordinary course of business, acquire any business, property or assets of any other person, firm, association, corporation or other business organization;

                    (viii) will not adopt or amend in any material respect any Brickman Ltd. Benefit Plan or increase the compensation of any of its salaried employees except in the ordinary course of business;

                    (ix) will not enter into any agreement with any Stockholder or any affiliate thereof;

                    (x) will not sell, lease or dispose of any of its assets except in the ordinary course of business; and

                    (xi) will not agree to do any of the foregoing.

               (c) Repayment of Certain Indebtedness. At or prior to the Closing, Brickman Ltd. will repay in full any then outstanding indebtedness for borrowed money owed to any other person or entity, except as set forth on
Schedule 5.1. At or prior to the Closing, each

Stockholder will repay in full any then outstanding indebtedness for borrowed money owed by such Stockholder to Brickman Ltd.

               (d) Management Class B Exchange and Sale. At or prior to the Closing, Brickman Ltd. will repurchase any shares of Brickman Class B Common which the Management Class B Holders elect to sell to Brickman Ltd. for cash pursuant to the Management Class B Exchange and Sale.

          5.2 Pre-Closing Covenants of the Company. The Company hereby covenants and agrees as follows:

               (a) Acce Prior to the Closing, the Company will give CIVC and the Brickman Representatives and their respective representatives, employees, counsel, lenders, shareholders and accountants reasonable access to the properties, books and records of the Company during regular business hours.

               (b) Ordinary Conduct. From and after the date hereof and prior to Closing, and unless CIVC and the Brickman Representatives shall otherwise consent or agree in writing and except as contemplated by this Agreement or as disclosed on Schedule 5.1 hereto, the Company:

                    (i) will not conduct any business other than as necessary to effect the transactions contemplated by this Agreement;

                    (ii) will not amend its Certificate of Incorporation, bylaws or other similar governing documents;

                    (iii) will not issue any capital stock or rights, warrants or options to acquire shares of such capital stock or issue any securities convertible into such shares or convertible into securities in turn so convertible, or grant any options, warrants or rights to acquire any such convertible securities;

                    (iv) will not split, combine or reclassify its outstanding capital stock;

                    (v) will not declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any cash payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock;

                    (vi) will not merge or consolidate with any other corporation or, except in the ordinary course of business, acquire any business, property or assets of any other person, firm, association, corporation or other business organization;

                    (vii) will not enter into any agreement with any Stockholder or any affiliate thereof;

                    (viii) will not sell, lease or dispose of any of its assets except in the ordinary course of business; and

                    (ix) will not agree to do any of the foregoing.

          5.3 Mutual Covenants. Each of the parties hereto covenants and agrees as follows:

               (a) Management Class B Exchange and Sale. The Company and Brickman Ltd. hereby agree to grant the Management Class B Holders the right to
(i) sell all of their Brickman Class B Common to Brickman Ltd. for cash, (ii) contribute all of their Brickman Class B Common to the Company in exchange for Class A Common and eligibility for a future grant of options to acquire Class A Common or (iii) contribute 75% of their Brickman Class B Common to the Company in exchange for Class A Common and sell the balance of such shares to Brickman Ltd. for cash, in each case pursuant to a written Management Equity Incentive Agreement and the 2002 Management Equity Incentive Plan in the form attached hereto as Exhibit G (collectively, the "Management Holder Agreements"). The transactions described in this Section 5.3(a) are collectively referred to herein as the "Management Class B Exchange and Sale."

               (b) Publicity. Prior to the Closing, the parties hereto agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior consent (which consent shall not be unreasonably withheld) of each of the Company, Brickman Ltd., CIVC and the Brickman Representatives, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

               (c) Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company, Brickman Ltd., each Stockholder, CIVC and each Co-Investor will use their reasonable best efforts to cause each of the conditions to the Closing that are within their reasonable control to be satisfied and the Closing to occur as promptly as reasonably possible.

               (d) Class L Purchase Agreement. Each of the Company, CIVC and each of the Co-Investors agrees that, at or prior to the Closing, it shall execute the Class L Purchase Agreement referred to in Section 3.2(g) and such Class L Purchase Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

          5.4 Post-Closing Covenants.

               (a) Financial Statements and Other Information. The Company shall deliver to each holdter (if such holder is a party to the Stockholders Agreement) of Class A Common and/or Senior Common, so long as such holder (along with its Affiliates) then holds Class A Common and/or Senior Common with an aggregate original cost of at least $5,000,000 as of the Closing (based on the purchase prices for such securities in this Agreement and the Class L Purchase Agreement):

                    (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of Brickman Ltd. and its Subsidiaries (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of Brickman Ltd. and its Subsidiaries (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) as of the end of such monthly period, setting forth in each case comparisons to Brickman Ltd.'s (or, upon a Company Financials Trigger Event, the Company's) annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, consistently applied except as otherwise noted therein, and shall be certified by the Brickman Ltd.'s chief financial officer and shall be accompanied by a certificate signed by an authorized officer of the Company stating that neither the Company nor any of its Subsidiaries is in default under any of its other agreements which default has had or would reasonably be expected to have a Material Adverse Effect or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                    (ii) within 105 days after the end of each fiscal year, consolidated statements of income and cash flows of Brickman Ltd. and its Subsidiaries (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) for such fiscal year, and consolidated balance sheets of Brickman Ltd. and its Subsidiaries (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) as of the end of such fiscal year, setting forth in each case comparisons to Brickman Ltd.'s (or, upon a Company Financials Trigger Event, the Company's) annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied except as otherwise noted therein, and accompanied by (a) an audit report of an independent accounting firm of recognized national standing reasonably acceptable to CIVC (so long as the CIVC Group holds at least 60% of the Class A Common and Underlying Common, collectively, held by it as of the date hereof) or its Designated Class A Transferee and (b) a copy of such firm's annual management letter to the Company's or Brickman Ltd.'s Board of Directors;

                    (iii) promptly upon receipt thereof, any additional reports, management letters or other similar detailed written information concerning significant aspects of the Company's or any of its Subsidiaries' operations or financial affairs given to the Company or Brickman Ltd. by its independent accountants (and not otherwise contained in other materials provided hereunder);

                    (iv) not later than 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for Brickman Ltd. and its Subsidiaries (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by Brickman Ltd. (or, upon a Company Financials Trigger Event, the Company) and any revisions of such annual or other budgets;

                    (v) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses;

                    (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance (as defined in the Company's Certificate of Incorporation) or any default under any agreement to which the Company or any of its Subsidiaries is a party, which default has had or would reasonably be expected to have a Material Adverse Effect; and

                    (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as CIVC may reasonably request, provided that the Company shall not be required to provide such other information and financial data to any party (including members of the CIVC Group) other than CIVC.

Any time that Brickman Ltd. (or, upon a Company Financials Trigger Event, the Company and its Subsidiaries) has a material Subsidiary (other than Brickman Ltd., Brookwood Landscape, Inc., Brickman Sub, Inc. or any Subsidiary that has been acquired within the 12 months before the date of the financial statements), the Company shall provide a corresponding consolidating financial statement in addition to each of the consolidated statements referred to in subparagraphs (i) and (ii). Each of the financial statements referred to in subparagraphs (i) and
(ii) and, when applicable, the preceding sentence shall present fairly in all material respects the consolidated financial position of the Company (or Brickman Ltd., as applicable) and its Subsidiaries as of the dates stated therein and the consolidated results of operations and cash flows of the Company (or Brickman Ltd., as applicable) and its Subsidiaries for the periods stated therein (except as otherwise noted therein), in conformity with GAAP, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, value, operating results, assets or operations of the Company and its Subsidiaries taken as a whole) and the absence of footnote disclosures.

Notwithstanding the foregoing, the provisions of this Section 5.4(a) shall cease to be effective upon the consummation of a Qualified Public Offering, provided that the Company shall continue to deliver to each member of the CIVC Group, so long as such Person meets the requirements set forth in the first sentence of this Section 5.4(a), the information specified in Sections 5.4(a)(i) and 5.4(a)(iv) hereof.

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority or by the National Association of Insurance Commissioners or any nationally recognized rating agency that requires access to information about such Person's investment portfolio, each Person entitled to receive information regarding the Company and its Subsidiaries under this
Section 5.4(a) shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person may disclose such information in connection with the sale or transfer of any Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, to such Person's officers, directors, employees, attorneys and affiliates, to such Person's financial or other professional advisors who agree in writing to be bound by the provisions hereof, and as may be necessary or appropriate to comply with any subpoena or other legal process or to enforce or protect such

Person's rights or remedies in connection with the securities acquired pursuant hereto; and provided further that each Person entitled to receive information regarding the Company and its Subsidiaries under this Section 5.4(a) that is engaged in the business of making private equity investments may disclose the Company's revenue and cash flow results, estimates of the enterprise value of the Company and the internal rate of return on such Person's investment in the Company in communications with its funding sources, potential funding sources or as may be reasonably necessary to raise capital for future funds.

Notwithstanding the first sentence of this Section 5.4(a), Antares Capital Corporation shall be entitled to all rights set forth in this Section 5.4(a) (regardless of its ownership of Class A Common and/or Senior Common so long as it holds any Class A Common) at any time that Antares Capital Corporation or any of its Affiliates is not entitled to receive financial statements and similar information from Brickman Ltd. pursuant to the Senior Credit Agreement or any other agreement with the Company or any of its Subsidiaries.

               (b) CIVC Approval Rights. For so long as either (x) the CIVC Group collectively owns not less than 60% of the Company's Class A Common and Underlying Common, collectively, held by the CIVC Group as of the date hereof or
(y) there has been a Valid Assignment of the approval rights under this Section
5.4 (the conditions set forth in clauses (x) and (y) preceding, the "Approval Right Conditions"), the Company and its Subsidiaries shall not take any of the following actions or permit any of the following events to occur without, in addition to any vote of the Company's Board of Directors and/or the Company's stockholders required under the Company's Certificate of Incorporation, Bylaws and applicable law, the approval of CIVC (or, if the CIVC Group no longer holds at least 60% of the Company's Class A Common and Underlying Common, collectively, held by the CIVC Group as of the date hereof and there has been a Valid Assignment, then the Designated Class A Transferee):

                    (i) any acquisition by the Company or its Subsidiaries of stock or other equity securities (whether by merger, consolidation, purchase of stock or other equity securities or otherwise) or of the assets (outside the ordinary course of business) of any other entity or the entering into of any joint venture, except (a) any such acquisition where the aggregate consideration for such stock or assets (including, without limitation, the assumption of liabilities, whether direct or indirect) is less than $5,000,000 in any single transaction or series of related transactions and less than $15,000,000 in the aggregate in any fiscal year or (b) any such merger or consolidation that constitutes a Permitted Sale of the Company;

                    (ii) any disposition (by sale, lease or otherwise) of assets of the Company or its Subsidiaries outside the ordinary course of business, except (a) any such disposition where the aggregate consideration for such assets (including, without limitation, the assumption of liabilities, whether direct or indirect) is less than $1,000,000 in any single transaction or series of related transactions and less than $5,000,000 in the aggregate in any fiscal year, (b) any such disposition that constitutes a Permitted Sale of the Company,
(c) any such disposition undertaken by the Company or any Subsidiary in connection with the closing of a transaction that satisfies the Company's obligations under Section 5.4(c) hereof or Section 3G of the Class L Purchase Agreement or Section 4 or 5 of the Family Stockholders Agreement, (d) any pledge or granting of a lien or security interest that is a Permitted Lien on such assets in connection with the incurrence of Indebtedness, or any foreclosure on or transfer of such assets in connection with such pledge, lien or security interest, (e) any sale or other disposition of damaged, worn out or obsolete equipment for fair value or (f) any other pledge or granting of a Permitted Lien;

                    (iii) any creation or incurrence of any Indebtedness, or permitting any Subsidiary to create or incur any Indebtedness, other than Indebtedness (a) if, after such incurrence, (x) on or prior to the second anniversary of the date hereof, the Company's Leverage Ratio (as defined in the Senior Credit Agreement as of the date hereof) shall not be more than 4.75 to 1.0, or (y) after the second anniversary of the date hereof, the Company's Consolidated Leverage Ratio shall not be more than 4.0 to 1.0, (b) for borrowed money that is undertaken by the Company or its Subsidiaries in connection with the closing of a transaction that satisfies the Company's obligations under
Section 5.4(c) hereof or Section 3G of the Class L Purchase Agreement or Section 4 or 5 of the Family Stockholders Agreement, (c) that is undertaken to refinance indebtedness existing at the time of such refinancing so long as the express terms of such refinancing indebtedness do not impose restrictions on the Company's right or ability to perform its obligations under Section 5.4(c)(i) hereof that are more restrictive on the Company's right or ability to perform its obligations under Section 5.4(c)(i) than those contained in the indebtedness existing at the time of such refinancing (except any such indebtedness may be incurred by the Company or its Subsidiaries without any approval of CIVC or the Designated Class A Transferee if such indebtedness may be refinanced or prepaid (so long as any prepayment penalty or premium is not commercially unreasonable) at any time prior to April 1, 2008) or (d) incurred under the Senior Credit Agreement or the Indenture, each as in effect on the date hereof;

                    (iv) any amendment, modification or waiver of any provision of the Senior Credit Agreement or the Indenture if the express terms of such amendment, modification or waiver impose restrictions on the Company's right or ability to perform its obligations under Section 5.4(c)(i) hereof that are more restrictive on the Company's right or ability to perform its obligations under
Section 5.4(c)(i) than those contained in the Senior Credit Agreement or Indenture as in effect immediately prior to any such amendment, modification or waiver (except that such amendment, modification or waiver that is more restrictive may be effected by the Company or its Subsidiaries without any approval of CIVC or the Designated Class A Transferee under this Section 5.4
(iv) if, after such amendment, modification or waiver, the indebtedness due under the Senior Credit Agreement or the Indenture (as so amended, modified or waived) may be prepaid or refinanced by the Company or its Subsidiaries (so long as any prepayment penalty or premium is not commercially unreasonable) at any time prior to April 1, 2008);

                    (v) any increase in the number of shares for which options or other forms of equity incentives may be granted to officers, directors or employees of the Company and its Subsidiaries beyond 13,156.096/1/ (as such number is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends, recapitalizations and the like with

----------
/1/ will be 7% of the Company's fully-diluted Class A Common (including Underlying Common) as of Closing respect to the common stock) or any issuance thereof to officers, directors or employees for less than Fair Market Value;

                    (vi) any authorization, issuance or entering into an agreement providing for the issuance (contingent or otherwise, but not including any such authorization, issuance or agreement to issue securities entered into as of the date hereof and disclosed in this Agreement (including the Schedules))
(a) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) effected in connection with the incurrence of Indebtedness of any capital stock or other equity securities (or securities convertible into or exchangeable for any capital stock or other equity securities) or options, warrants or rights to purchase stock or securities for consideration less than the Fair Market Value thereof, except in each of cases
(a) and (b) in an amount not exceeding an aggregate of 1% of the shares of the Company's Class A Common on a fully diluted basis in the aggregate at any time (as such number is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends, recapitalization and the like with respect to the common stock) in all such issuances of securities referred to in either case (a) or (b);

                    (vii) any issuance of loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary of the Company, whether direct or indirect), except for (a) loans or advances to employees, including relocation loans, in the ordinary course of business, (b) acquisitions permitted pursuant to Section 5.4(a)(i) above and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
(2) certificates of deposit of commercial banks having combined capital and surplus of at least $50,000,000 or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. and (d) other Investments approved by, or made pursuant to guidelines approved by, the Company's Board of Directors of up to $1,000,000 outstanding at any time;

                    (viii) any action by which the Company enters into, amends, modifies, supplements, or permits any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's executive officers, directors or Affiliates (other than any member of the CIVC Group) or any of the Brickman Investors or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except (A) for customary employment arrangements and benefit programs (including increases in compensation that do not require approval or consent from CIVC or the Designated Class A Transferee under Section 5.4(b)(ix) below), (B) with respect to agreements, transactions, commitments or arrangements involving the Brickman Investors, if the amount involved is less than $60,000 in any single transaction or series of related transactions and $100,000 in the aggregate in any fiscal year, (C) the employment by the Company of Scott W. Brickman and any compensation relating thereto that has been unanimously approved by the Compensation Committee of the Company's Board of Directors and (D) arrangements in existence on or prior to the date hereof and disclosed on Schedule 4.1(t) (but not any amendment, modification or supplement thereto);

                    (ix) any increase in the compensation (including salary, bonus and other forms of current and deferred compensation, but not including Company-wide benefit plans) payable to any executive officer or director of the Company or any of its Subsidiaries (including the establishment of and changes to bonus or other compensation plans that affect the executive management team as a whole), except for (1) increases unanimously approved by the Company's Board of Directors (or the appropriate committee thereof), (2) increases not to exceed the CPI plus 2% per annum pursuant to any plan or agreement with respect to compensation approved by either CIVC or unanimously approved by the Company's Board of Directors (or the appropriate committee thereof) and (3) customary or reasonable increases in connection with the promotion of or granting of additional responsibilities to any such executive officer of the Company or any of its Subsidiaries;

                    (x) any redemption, purchase or other acquisition (whether direct or indirect) by the Company or its Subsidiaries of any shares of capital stock of the Company or any Subsidiary (other than a wholly-owned Subsidiary), or any securities convertible into or exchangeable for such capital stock, or any options, warrants or rights to purchase such stock or securities, except any such redemptions or purchases (a) undertaken pursuant to Section 5.4(c) hereof,
Section 11 of the Stockholders Agreement, Section 3G of the Class L Purchase Agreement, or Section 4 or 5 of the Family Stockholders Agreement, (b) occurring by reason of a Permitted Sale of the Company, (c) of Class L Common or Redeemable Common, (d) of any class of common stock or options to acquire any class of common stock from Management Holders occurring in connection with the termination of employment of such Management Holders pursuant to any Management Holder Agreement, (e) from employees of the Company and its Subsidiaries having a purchase price that, when aggregated with the redemption or purchase price of all such other redemptions or purchases from employees occurring in the same fiscal year, does not exceed $200,000 or (f) from employees of the Company and its Subsidiaries pursuant to the Management Redemption Program adopted by the Company's Board of Directors in each of years 2005 and 2007 so long as the aggregate price paid therefore in either such year does not exceed $5,000,000;

                    (xi) any redemption or purchase by the Company or its Subsidiaries of any shares of capital stock of the Company, or any securities convertible into or exchangeable for such capital stock, or any options, warrants or rights to purchase such stock or securities, of Scott W. Brickman and his Permitted Transferees (except for any such redemption or purchase occurring by reason of a Sale of the Company where the consideration paid to the CIVC Group consists of cash or Liquid Securities in which the CIVC Group is offered the same form and value of consideration as the Brickman Investors) and in which all of the capital stock of the Company then held by the CIVC Group is transferred;

                    (xii) any recapitalization or reorganization which results in a Change of Control (as defined in Section 6.7(b) hereof), except for any such recapitalization or reorganization occurring by reason of a Permitted Sale of the Company;

                    (xiii) engaging in any business other than the landscape service and snow removal business or any business related thereto (except (A) any such change occurring by reason of a Permitted Sale of the Company or (B) any other business acquired in a transaction approved by CIVC or the Designated Class A Transferee, as the case may be, pursuant to Section 5.4(b)(i) above) or any material change in the Company's accounting practices (including, without limitation, any change in the Company's fiscal year), unless recommended by the Company's accountants in writing or required by GAAP or the rules or regulations of the Securities Exchange Commission;

                    (xiv) the termination or hiring of the Company's Chief Executive Officer (provided that CIVC will not unreasonably withhold its approval under this paragraph (xiv));

                    (xv) undertaking or consummating an initial public offering of any of the Company's or any of its Subsidiaries' equity securities (other than a Qualified Public Offering);

                    (xvi) becoming subject to, or permitting any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its express terms would restrict the Company's right or ability to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, or the Company's Certification of Incorporation or Bylaws (except that this paragraph (xvi) shall not apply to any agreement or instrument for indebtedness (or amendment or modification thereof) where the creation or incurrence of indebtedness thereunder (or the amendment or modification of the agreement or instrument for such indebtedness) does not require any approval of CIVC or the Designated Class A Transferee under paragraphs (iii) or (iv) above); or

                    (xvii) entering into any agreement (whether oral or written) obligating the Company to do any of the foregoing.

It is understood and agreed that if at any time neither of the two Approval Right Conditions is satisfied, this Section 5.4(b) shall forthwith terminate and be null and void and of no further force and effect.

               (c) Right to Sell and Right to Purchase CIVC Group Shares.

                    (i) Right to Sell Class A Common. Subject to the terms and conditions hereof, both (A) in each of the years 2008, 2009 and 2010 at any time from April 1 through and including May 31 of such year (the "Exercise Period"), and (B) at any time during the Exercise Period in each of the 2 calendar years commencing after the Forced Sale Expiration Date, CIVC (or, if there is a Designated Class A Transferee, then such Designated Class A Transferee) may, by written notice to the Company (a "CIVC Put Notice"), elect to have the CIVC Group and any Class A Transferee sell to the Company (and the Company, subject to the terms and conditions hereof, shall purchase), at the CIVC Repurchase Price specified in Section 5.4(c)(iv) below, all but not less than all of the shares of Class A Common and Underlying Common then owned by the CIVC Group and any Class L Transferee (the "Put"), provided that the CIVC Group and each Class L Transferee of the CIVC Group hereby further agrees to deliver a Put Notice (as defined in the Class L Common Purchase Agreement) with respect to all of the Senior Common the CIVC Group and any Class L Transferee then holds (if any) pursuant to Section 3G(i) of the Class L Purchase Agreement simultaneously with the delivery of the CIVC Put Notice hereunder. The closing for the sale of the Class A Common and Underlying Common referred to in this Section 5.4(c)(i) (the "CIVC Put Closing") shall take place at the offices of the Company at 10:00 a.m. local time on a date (A) not more than 180 days after the date the CIVC Repurchase Price has been determined in accordance with subparagraph (iv) below, as selected by the Company, or (B) at such other time or place as the Company and CIVC (or the Designated Class A Transferee) may agree upon (the "CIVC Put Closing Date"). Each purchase and sale of securities by the Company and any member of the CIVC Group (or any Class A Transferee) at any CIVC Put Closing shall constitute a separate purchase and sale hereunder. The failure of any holder of securities to be acquired at a CIVC Put Closing to comply with its obligations under this Section 5.4(c) shall have no effect on the rights and obligations of the other parties hereto to consummate such CIVC Put Closing, but the non-complying party shall not have any further rights under this Section 5.4(c) or otherwise to cause the Company to purchase such holder's Class A Common. At the CIVC Put Closing, each member of the CIVC Group and each Class A Transferee shall deliver certificates representing all the shares of Class A Common (accompanied by duly executed stock powers with signatures guaranteed and other appropriate documentation of authority to transfer) to be purchased by the Company against payment of the CIVC Repurchase Price by wire transfer of immediately available funds. Each member of the CIVC Group and each Class A Transferee will deliver such shares free and clear of all liens, claims and encumbrances (other than any encumbrances arising under this Agreement or the Stockholders Agreement). The Company promptly (but in any event within 5 business days) shall notify each member of the CIVC Group and each Class A Transferee upon receipt of a Brickman Put Notice.

                    (ii) Right to Purchase Class A Common. Subject to the terms and conditions hereof, (A) from April 1 through and including May 31 of each year commencing in 2009 or (B) after the fifth anniversary hereof, in the event that the Company requests that CIVC (or the Designated Class A Transferee) approve a transaction under Sections 5.4(b)(i), (ii), (iii) or (iv) hereof and CIVC (or the Designated Class A Transferee) fails to approve such transaction within 30 days after such request at any time within 60 days after such request, the Company may, by written notice to each member of the CIVC Group and each Class A Transferee (the "CIVC Call Notice"), elect to purchase, or have any designee of the Company purchase, from the members of the CIVC Group and the Class A Transferees (and each member of the CIVC Group and each Class A Transferee hereby agrees to sell), at the CIVC Repurchase Price, all but not less than all of the shares of Class A Common and Underlying Common as are then owned by the CIVC Group and the Class A Transferees; provided that the Company hereby further agrees to deliver a Call Notice (as defined in the Class L Common Purchase Agreement) with respect to all of the Senior Common the CIVC Group and the Class L Transferees then hold (if any) pursuant to Section 3G(ii) of the Class L Purchase Agreement simultaneously with the delivery of the CIVC Call Notice hereunder. At the Company's option, the Company may provide in a CIVC Call Notice that the Company will purchase any Class A Common issued upon conversion, on or prior to the Call Closing Date, of Class L Common pursuant to subparagraph (vi) of Section 3G of the Class L Purchase Agreement, and in such case any such shares of Class A Common shall be subject to the Company's repurchase rights under this Section 5.4(c). The closing for the purchase of the shares of Class A Common and Underlying Common referred to in this Section 5.4(c)(ii) (the "CIVC Call Closing") shall take place at the offices of the Company at 10:00 a.m. local time on a date (A) not more than 180 days after the date the CIVC Repurchase Price has been determined in accordance with subparagraph (iv) below, as selected by the Company, or (B) at such other time or place as the Company and CIVC (or the Designated Class A Transferee) may agree upon (the "CIVC Call Closing Date"). Each purchase and sale of securities by the Company and the CIVC Group (or any Class A Transferee) at any CIVC Call Closing shall constitute a separate purchase and sale hereunder. The failure of any holder of securities to be acquired at a CIVC Call Closing to comply with its obligations under this Section 5.4(c) shall have no effect on the rights and obligations of the other parties hereto to consummate such CIVC Call Closing, but any non-complying party shall not have any further rights under this Section 5.4(c) or otherwise to cause the Company to purchase such holder's Class A Common. At the CIVC Call Closing, each member of the CIVC Group and each Class A Transferee will deliver certificates representing all the shares of Class A Common (accompanied by duly executed stock powers with signatures guaranteed and other appropriate documentation of authority to transfer) to be purchased by the Company against payment of the CIVC Repurchase Price by wire transfer of immediately available funds. Each member of the CIVC Group and each Class A Transferee will deliver such shares free and clear of all liens, claims and encumbrances (other than any encumbrances arising under this Agreement or the Stockholders Agreement).

                    (iii) Payment Subject to Applicable Law and Compliance with Debt Instruments. It shall be a condition to the obligation of the Company to pay any portion of the CIVC Repurchase Price at any CIVC Put Closing (i) that the Company have funds legally available therefor and (ii) with respect to any CIVC Put Closing to take place prior to December 21, 2009, that such payment not violate, breach or conflict with, or cause any default under (or constitute any event that, with notice or the passage of time, or both, would constitute such a default), the Senior Credit Agreement and the Indenture and/or any refinancings or replacements thereof (each a "Company Debt Instrument"), it being understood that after December 20, 2009, clause (ii) above shall not be applicable. In the event that the Company does not have funds legally available to pay any portion of the CIVC Repurchase Price, or, with respect to any CIVC Put Closing to take place prior to December 21, 2009, if payment of any portion of the CIVC Repurchase Price would violate, breach or conflict with, or cause any default under (or constitute any event that, with notice or the passage of time, or both, would constitute such a default), a Company Debt Instrument, then notwithstanding the provisions of Section 5.4(c)(i) above or any other provision of this Agreement to the contrary, the CIVC Put Closing Date shall be deferred until such time as the Company shall have funds legally available therefor and, until December 20, 2009, such payment would not violate, breach or conflict with, or cause any default under (or constitute any event that, with notice or the passage of time, would constitute such a default), a Company Debt Instrument; provided, however, that to the extent the CIVC Repurchase Price is not paid to the CIVC Group and the Class A Transferees in full in cash within 180 days after the date the CIVC Repurchase Price is determined, such portion of the CIVC Repurchase Price as has not then been paid at such time will thereafter bear interest at a per annum rate of 12% until such portion is paid in full in cash to the CIVC Group and the Class A Transferees. In addition, (i) until the CIVC Repurchase Price is paid in full in cash, the CIVC Group and each Class A Transferee will retain all of the rights of a stockholder, including its rights under this Agreement (including approval of specified actions and information and inspection rights), the Stockholders Agreement (including Board representation on the terms set forth in Section 1 of the Stockholders Agreement), the Company's Certificate of Incorporation and Bylaws and applicable law, as if it continued to own the number of shares of Class A Common and Underlying Common that the unpaid portion of the CIVC Repurchase Price represents, and (ii) except as otherwise provided in subparagraph (v) below, to the extent necessary to consummate the CIVC Put Closing or the CIVC Call Closing, the Company shall use its commercially reasonable efforts to (x) amend the Company Debt Instruments in a manner that will permit payment of the CIVC Repurchase Price or
(y) raise the funds necessary to pay the CIVC Repurchase Price through either a debt or an equity offering (it being understood that CIVC and any Class A Transferee of any member of the CIVC Group will cooperate with any such undertaking, including by providing any necessary consents or approvals under this Agreement, the Certificate of Incorporation, applicable law or otherwise to any such debt or equity offering closing in connection with the CIVC Put Closing, provided that the terms of such debt or equity offering shall not adversely affect the Company's payment of the CIVC Repurchase Price hereunder). Except as otherwise provided in subparagraph (v) below, if the CIVC Repurchase Price is not paid in full in cash on or prior to the earlier of the date 180 days after the date the CIVC Repurchase Price is determined and 270 days after the CIVC Put Notice is delivered (the "Closing Deadline Date"), the CIVC Group and the Class A Transferees shall have the following rights (the "Forced Sale Rights"):

                         (A) Sale Transaction. CIVC (or the Designated Class A
Transferee) shall have the right (but not the obligation) to cause a Sale of the Company. In such event, the Company and each of its stockholders, including each of the parties to this Agreement and their respective assignees and transferees (the "Other Stockholders"), hereby agree to take all actions and execute all instruments as may be necessary or as may be reasonably requested by CIVC (or the Designated Class A Transferee) to (a) enable CIVC (or the Designated Class A Transferee) to retain (at the Company's expense) a nationally recognized investment banker after consultation with the Brickman Representatives (provided that if such investment banker is affiliated with any member of the CIVC Group or the Designated Class A Transferee, the Company shall have the right to consent to the fees of such investment banker (in the case of any such investment banker, other than any investment banker affiliated with Bank of America, such consent not to be unreasonably withheld or denied)) to assist in such Sale of the Company, (b) enable the investment banker to conduct an auction in an orderly process to maximize equityholder value and (c) cause the Company and/or the Other Stockholders to take any of the following actions or any combination thereof: (i) selling up to all of the Company's and its Subsidiaries' assets in one or more transactions; (ii) merging or consolidating the Company or Brickman Ltd. with or into any other Person; and/or (iii) requiring that each Other Stockholder to sell up to all of the Company's capital stock then held by such Other Stockholder or causing the Company to sell all equity securities of Brickman Ltd. held by it.

                         (1) Drag-Along Rights. In order to effectuate the foregoing, when the CIVC Group has the Forced Sale Rights, each Other Stockholder hereby agrees to vote for, consent to and raise no objections against such Sale of the Company. If the Sale of the Company is structured as a merger or consolidation, each holder of Common Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, or if the Sale of the Company is structured as a sale of the Company's securities or equity securities of Brickman Ltd., each holder of such securities shall agree to sell up to all of such equity securities and rights to acquire such equity securities on the terms and conditions so approved and to deliver to the purchaser(s) the certificates representing the equity securities to be sold. Each Other Stockholder hereby agrees to take all necessary or desirable actions in connection with the consummation of the Sale of the Company as requested by CIVC. In furtherance of the foregoing, CIVC (or the Designated Class A Transferee) shall have the rights of the Brickman Representatives set forth in paragraph 10 of the Stockholders Agreement. Notwithstanding the foregoing, the obligations of the Other Stockholders pursuant to this paragraph are subject to the satisfaction of the following conditions: upon consummation of the Sale of the Company undertaken under this subparagraph, (i) the proceeds thereof available to the stockholders of the Company shall be distributed among the Company's stockholders as if there were a liquidation and dissolution of the Company, (ii) all holders of a class and series of Common Stock (including all Class A Common, taken together as a single class) shall receive in respect of shares of such class the same form and amount of consideration per share (including for this purpose amounts allocated to noncompetition, consulting and other similar arrangements other than commercially reasonable employment arrangements for employees with respect to their continuing employment and other than amounts payable to, and retainable by, Scott W. Brickman for any non-compete covenants in an aggregate amount of 250% of Scott W. Brickman's annual base salary in effect at the time of such Sale of the Company for each year such non-compete covenant remains effective) and the proportion of cash and other consideration payable to each class and series of Common Stock shall be identical, (iii) if the holders of any class of Common Stock are given an option as to the form and consideration to be received (including all Class A Common, taken together as a single class), all holders of such class shall be given the same option, (iv) no Other Stockholder shall be required to share in any indemnification obligations other than individually and ratably (and not jointly and severally), pro rata with the Other Stockholders in accordance with each such Other Stockholder's ownership of Stockholder Shares (as defined in the Stockholders Agreement), provided that no Other Stockholder shall be required to share in any indemnification obligations relating to a breach of a representation or warranty relating solely to another Other Stockholder or such Other Stockholder's Stockholder Shares such as with respect to title to Stockholder Shares or authorization to enter into transaction agreements (such obligations to be borne solely by the other Other Stockholder), and
     (v) no Other Stockholder shall be required to share in any indemnification obligations in excess of the net proceeds payable to such Other Stockholder in such Sale of the Company. Notwithstanding the foregoing and anything to the contrary herein, in the event CIVC or the Designated Class A Transferee has Forced Sale Rights, it will be a condition to any obligation of the Brickmans or their Permitted Transferees under this Section 5.4(c)(iii)(A) that upon a Sale of the Company (i) the Brickmans and their Permitted Transferees receive cash or Liquid Securities (for the purpose substituting "Brickmans and their Permitted Transferees" for "CIVC Group" in the definition of Liquid Securities), (ii) the Brickmans and their Permitted Transferees are offered the same form and value of consideration as the CIVC Group (or, in the event the CIVC Group is offered illiquid securities, the Brickmans and their Permitted Transferees are offered cash or other Liquid Securities of the same value (ignoring any discount for illiquidity) as the illiquid securities offered to the CIVC Group and (iii) the Brickmans and their Permitted Transferees are able to transfer all of their capital stock of the Company then held by the Brickmans and their Permitted Transferees.

                         (2) Board Rights. The director(s) elected by the holders of Class A-1 Common pursuant to the Certificate of Incorporation shall have the voting rights specified in subparagraph 1C(iii) of subdivision B of the Certificate of Incorporation (and the holders of the Class A-1 Common shall have the right to elect one

     Class A-1 Director (as defined therein), if no Class A-1 Director is then serving). If for any reason the provisions of paragraph 1C of subdivision B of Article IV of the Certificate of Incorporation do not provide the voting rights intended by the parties, the Company shall make alternative arrangements to provide the CIVC Group or the Designated Class A Transferee with the benefits of such voting rights.

                    (iv) Repurchase Price. The "CIVC Repurchase Price" for any shares sold or purchased under this Section 5.4(c) shall be based on the Company Equity Value, which shall be derived from the Company Enterprise Value, determined in the manner as set forth below. For a period of 15 days after the date of any CIVC Put Notice or CIVC Call Notice, each of CIVC or the Designated Class A Transferee and the Company agrees to negotiate in good faith to determine the Company Enterprise Value. In the event such parties reach agreement, such agreed value shall be the Company Enterprise Value. In the event the parties are unable to agree within such 15 day period, the Company shall retain a nationally recognized investment bank or appraisal firm (a "Bank") to determine the Company Enterprise Value (based on standard appraisal methodologies) and such determination shall be furnished to CIVC or the Designated Class A Transferee within 20 days after the end of such 15 day negotiation period; provided that if the determination of Company Enterprise Value by such Bank will be in the form of a range, then the Bank shall be instructed that the higher of such values shall not be more than 110% of the lower of such values (the "First Bank Range"). If CIVC or the Designated Class A Transferee fails to object in writing to such appraisal within 15 days after its receipt thereof, the mid-point of the First Bank Range shall be the Company Enterprise Value. If CIVC or the Designated Class A Transferee objects in writing to such appraisal, then CIVC or the Designated Class A Transferee shall retain a Bank to determine the Company Enterprise Value as described above and to furnish such determination to the Company within 20 days after such objection; provided that if the determination of Company Enterprise Value by such Bank will be in the form of a range, then the Bank shall be instructed that the higher of such values shall not be more than 110% of the lower of such values (the "Second Bank Range"). The Company Enterprise Value shall be the average of the higher mid-point and the lower mid-point; provided, however, that if the mid-point of the Second Bank Range is more than 110% of the mid-point of the First Bank Range, then the Company shall retain a third Bank reasonably acceptable to CIVC or the Designated Class A Transferee (the "Third Bank") to determine the Company Enterprise Value as described above, within 20 days after the retention of such Third Bank, and the Company Enterprise Value shall be the average of the mid-points of the two Bank determinations, the mid-points of which are closest to one another. All fees and expenses of and other liabilities to each Bank shall be paid by the party retaining such Bank, except that such fees, expenses and liabilities with respect to the Third Bank shall be borne by the party who retained the Bank whose determination is not used to calculate the Company Enterprise Value, provided that any expenses attributable to CIVC under this sentence shall be borne by the CIVC Group out of the proceeds paid at the CIVC Put Closing or the CIVC Call Closing, as the case may be. The Company Equity Value shall be determined by the Company and CIVC or the Designated Class A Transferee from the Company Enterprise Value in accordance with the terms hereof. The CIVC Repurchase Price paid under this Section 5.4(c) shall be that amount that would be distributed in respect of such Class A Common and Underlying Common upon a hypothetical liquidation of the Company where the proceeds available for distribution to all holders of Common Stock or other equity of the Company in such liquidation are equal to the Company Equity Value. In the event that a CIVC Put Closing or CIVC Call Closing has not occurred within 180 days after the initial determination of the CIVC Repurchase Price hereunder (the "Repricing Date"), then (1) the Company and CIVC or the Designated Class A Transferee shall make another determination of the CIVC Repurchase Price in accordance with this clause (iv), with all applicable time periods set forth in this clause (iv) with respect to the price determination beginning on the Repricing Date, and (2) the holders of securities subject to repricing under this sentence shall be entitled to receive at the CIVC Call Closing or CIVC Put Closing the greater of (x) the initial CIVC Repurchase Price plus any accrued but unpaid interest pursuant to subparagraph (iii) above from and including the Repricing Date through and including the date on which such initial CIVC Repurchase Price is paid in full in cash or (y) the CIVC Repurchase Price determined after the Repricing Date. Notwithstanding the foregoing, in the event that a Sale of the Company occurs at any time (whether prior to or after the Repricing Date) after the delivery of a CIVC Put Notice or CIVC Call Notice, as the case may be, but before or contemporaneous with the payment of the CIVC Repurchase Price in full in cash, each member of the CIVC Group (or any Class A Transferee) shall receive the amount per share to which they entitled pursuant to such Sale of the Company, rather than the CIVC Repurchase Price. From the date of the delivery of a CIVC Put Notice or CIVC Call Notice, as the case may be, through the CIVC Put Closing Date or the CIVC Call Closing Date, as the case may be, the Company shall operate its business in the ordinary course consistent with past practice.

                    (v) Notwithstanding the foregoing and anything to the contrary herein, the Company or the Brickman Representatives shall have the right, at any time prior to the Closing Deadline Date, to deliver a notice (a "Sale Notice") to the members of the CIVC Group and the Class A Transferees notifying such holders that the Company or the Brickman Representatives have determined to seek a Sale of the Company, in which event the Company or the Brickman Representatives shall use commercially reasonable efforts to effect such Sale of the Company. In the event a Sale Notice is delivered, for the next succeeding 180 days (A) the Company will be under no obligation to pay any portion of the CIVC Repurchase Price at the CIVC Put Closing, (B) neither CIVC nor any other party will have Forced Sale Rights, including the rights set forth in subparagraph (iii)(A) above, (C) the Company will not be under any obligation to seek to amend any Company Debt Instrument or raise debt or equity funds under clause (ii) of subparagraph (iv) above and (D) paragraphs 10(a), 10(c) and 10(d) of the Stockholders Agreement would apply to such Sale of the Company (it being understood, however, that, notwithstanding the foregoing, if a Sale Notice is delivered and both a Permitted Sale of the Company has not been consummated within 180 days after delivery of the Sale Notice (the "Brickman Sale Deadline Date") and the CIVC Repurchase Price has not been paid by the Brickman Sale Deadline Date, CIVC (or the Designated Class A Transferee) will have the Forced Sale Rights set forth in subparagraph (iii) above).

                    (vi) In the event of a Tag-Put (as defined in the Family Stockholders Agreement), the Company (i) shall not be permitted to consummate the Tag-Put with any Brickman Put Holder unless it simultaneously consummates the Put or call contemplated by the CIVC Put Notice or CIVC Call Notice to which it relates and (ii) shall not be permitted to consummate the Put or call with any member of the CIVC Group or any Class A Transferee unless it simultaneously consummates the corresponding Tag-Put with all Brickman Put Holders participating in the Tag-Put.

                    (vii) In the event that a Sale of the Company is consummated within 270 days after (i) any CIVC Call Closing Date, (ii) any CIVC Put Closing Date that occurs after a Sale Notice has been delivered or (iii) any CIVC Put Closing Date, if a Sale of the Company is consummated with any Person or affiliates of any Person that made an offer in writing to the Company to acquire the Company prior to the CIVC Put Closing Date, the Company promptly (but in any event within three (3) business days of the closing of such Sale of the Company) shall pay each member of the CIVC Group and each Class A Transferee in immediately available funds to an account designated by each such Person the excess, if any, of (A) the consideration such member of the CIVC Group or Class A Transferee would have received in such Sale of the Company in respect of the shares of Class A Common repurchased by the Company on the CIVC Call Closing Date had they been held by the member of the CIVC Group or Class A Transferee as of the closing of the Sale of the Company over (B) the CIVC Repurchase Price received in respect of such shares of Class A Common.

                    (viii) The Forced Sale Rights of the CIVC Group and the Class A Transferees with respect to a Put exercise shall expire on the 181st day after the Put Default Date (the "Forced Sale Expiration Date").

                    (ix) The provisions of this Section 5.4(c) shall terminate upon the earlier of (a) the consummation of a Qualified Public Offering of any equity securities of the Company, (b) a Permitted Sale of the Company or (c) with respect to any particular share of Class A Common or Underlying Common, a Public Sale thereof.

               (d) Compliance with Agreements. The Company shall perform and observe (i) all of its obligations to each holder of the Common Stock as set forth in the Company's Certificate of Incorporation and bylaws, and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

               (e) Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

               (f) Hart-Scott-Rodino Act Filing. Upon any conversion from time to time of any shares of Class A Non-Voting Common held by members of the CIVC Group into shares of Class A Voting Common that requires a notification or other filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other antitrust laws, the Company shall: (i) promptly take all actions necessary to make the filings required of it or any of its Affiliates under the HSR Act and/or such other antitrust laws and, if requested by the members of the CIVC Group for which such filing is necessary, request early termination of the waiting period thereunder; (ii) comply reasonably promptly with any request for additional information or documentary material received by it or any of its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice; (iii) take such other reasonable steps as may be appropriate to cooperate with the CIVC Group in attempting to resolve any government investigation or other inquiry commenced by any governmental authority, including by making available such Company information and involving such Company personnel as may be useful in that effort; (iv) cooperate with the CIVC Group in the

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

defense of any court action or other legal proceeding brought by any governmental authority to restrict or prevent the consummation of the transactions contemplated hereby, including all reasonable avenues of administrative or judicial appeal or any adverse judgment, injunction, or other order; (v) pay the fees and expenses (including attorneys' fees) of the Company arising out any governmental filing requirements, investigations or inquiries; and (vi) pay the fees and expenses of each member of the CIVC Group and their Affiliates arising out of any governmental filing requirements, investigations, or inquiries, including (a) all out-of-pocket fees and expenses (including reasonable fees and expenses for attorneys and consultants) in an amount not to exceed $50,000 in the aggregate and (b) HSR Act filing fees for one filing under the HSR Act, it being understood that the fees and expenses of the members of the CIVC Group and their Affiliates from a second or any subsequent filings shall not be paid by the Company. The Company and the CIVC Group shall each promptly inform the other of any material communication made to, or received by such party from, the Federal Trade Commission, the Department of Justice or any other authority regarding any of the transaction contemplated hereby or such conversion of the Class A Non-Voting Common. Notwithstanding the foregoing, the obligations of the Company under this Section 5.4(f) shall terminate on a prospective basis with respect to any member of the CIVC Group at such time as the Company exercises its rights to repurchase such party's shares of Class A Non-Voting Stock pursuant to Article IV, Subdivision B, Section 3B of the Company's Certificate of Incorporation.

               (g) Financial Information. From and after the Closing Date, the Company will hold all of the books and records of Brickman Ltd. existing on the Closing Date and not destroy or dispose of any thereof for a period of ten years from the Closing Date or such longer time as may be required by law, and thereafter, if it desires to destroy or dispose of such books and records, will offer first in writing at least 60 days prior to such destruction or disposition to surrender them to CIVC (so long as it holds any Class A Common) or the Brickman Representatives (so long as they hold any Class A Common).

               (h) Directors' and Officers' Indemnification and Insurance. The Company shall, and from and after the Closing Date shall cause Brickman Ltd. to, indemnify and hold the past and existing directors and officers of the Company and Brickman Ltd. harmless from and against, to the maximum extent permitted under applicable law, any and all losses, claims, damages, liabilities (or actions or proceedings with respect to any thereof) or expenses (including, but not limited to, all legal expenses and any and all other out-of-pocket expenses incurred in investigating, preparing to defend or defending against any action or proceeding, commenced or threatened by any third party, whether or not such officer or director is a formal party thereto) to which, jointly or severally, any such officer or director may be subject, which arise out of or are based upon such officer's or director's service or status as an officer or director of Brickman Ltd. prior to the Closing Date, for a period of six years after the Closing Date; provided, that such period of indemnification shall be extended for the duration of any and all actions or proceedings with respect to any claim for indemnification made prior to the expiration of such six-year period; provided further, such indemnification will only be provided in accordance with
(i) the Company's and Brickman Ltd.'s bylaws as in effect on the date hereof and
(ii) applicable state and federal laws, rules and regulations. The Company shall, and from and after the Closing Date shall cause Brickman Ltd. to, maintain existing policies of liability insurance covering the directors and officers of the Company and Brickman Ltd. for periods prior to the Closing Date ("Covered Persons") or replace such policies with policies with scope of coverage, policy limits, retention amounts, and other material terms that are no less favorable to such Covered Persons than those of the policies currently in effect; provided that such insurance is then available on commercially reasonable terms.

               (i) Class L Common Board Observer Right. CIVC hereby agrees it shall not exercise the right of the holders of the Class L Common pursuant to the Certificate of Incorporation to designate an observer to attend meetings of the Company's Board of Directors so long as it and the CIVC Group hold a majority of the Senior Common.

                                   ARTICLE VI
                                OTHER AGREEMENTS

          6.1 Certain Understandings.

               (a) Each of the parties is sophisticated and was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (i) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Agreement, and (ii) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the other agreements referred to herein. None of the Stockholders, the Company, Brickman Ltd. or any other Person will have or be subject to any liability to CIVC, the Brickman Investors or any other Person resulting from the distribution to the Company, CIVC or any of the Stockholders, or the Company's, CIVC's or any of the Stockholders' use of, any information not contained in this Agreement (including, without limitation, any offering memorandum, brochure or other publication provided to the Company, CIVC or any of the Stockholders, and any other document or information provided to the Company, CIVC or any of the Stockholders in connection with the sale of the Brickman Shares and the issuance of the Class A Common). Notwithstanding anything contained herein to the contrary, Brickman Ltd. makes no representation, warranty or covenant of any kind with respect to any projections, estimates or budgets heretofore delivered to or made available to the Company or any of the Stockholders of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Brickman Ltd. or the future business and operations of Brickman Ltd.

          6.2 Waiver, Release and Discharge. Except as specifically provided in
Section 6.7 hereof, the Selling Stockholders and the Rollover Investors participating in the Rollover Investor Repurchase hereby acknowledge that the delivery of such Stockholder's respective portion of the Selling Stockholder Purchase Price or the Rollover Investor Purchase Price, respectively, constitutes payment in full for the Brickman Shares delivered to Brickman Ltd. in connection with the Selling Stockholder Repurchase and the Rollover Investor Repurchase, as applicable. Except as specifically provided in Section 6.7 hereof, effective upon the Closing, each Selling Stockholder hereby irrevocably waives, releases and discharges the Company and its Subsidiaries (and their respective officers, directors, Affiliates, stockholders, agents, accountants and attorneys) from any and all Liabilities to such Selling Stockholder of any kind or nature whatsoever, whether in his or her capacity as a Selling Stockholder hereunder, as a securityholder, officer, director or manager of the Company or any of its Subsidiaries or otherwise (including, without limitation, in respect of rights of contribution or indemnification),

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

in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Selling Stockholder shall not seek to recover any amounts in connection therewith or thereunder from the Company or any of its Subsidiaries or their respective officers, directors, Affiliates, stockholders, agents, accountants and attorneys. In no event shall the Company or any of its Subsidiaries or their respective officers, directors, Affiliates, stockholders, agents, accountants and attorneys have any liability from and after the Closing to any of the Selling Stockholders whatsoever for any breaches of the representations, warranties, agreements or covenants of the Company or Brickman Ltd. hereunder, and none of the Selling Stockholders shall in any event seek contribution from the Company or any of its Subsidiaries or their respective officers, directors, Affiliates, stockholders, agents, accountants and attorneys for any breaches of the representations, warranties, agreements or covenants of the Company or Brickman Ltd. contained in this Agreement or in respect of any other payments required to be made by this Agreement. Except as specifically provided in Section 6.7 hereof, without limiting any of the foregoing, upon delivery by Brickman Ltd. to the Selling Stockholders of the Selling Stockholder Purchase Price in respect of the Brickman Shares delivered and transferred by such Selling Stockholder to Brickman Ltd. hereunder, each Selling Stockholder hereby irrevocably waives, releases and discharges the Company and its Subsidiaries (including Brickman Ltd.) (and their respective officers, directors, Affiliates, stockholders, agents, accountants and attorneys) (i) from all right or title to, or interest in, any Brickman Shares or any capital stock or equity securities of the Company or Brickman Ltd. or options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments providing for the issuance, disposition or acquisition of any of the Company's or Brickman Ltd.'s capital stock or other equity securities which such Selling Stockholder may have as of the Closing Date (after consummation of the transactions contemplated hereby), and such Selling Stockholder explicitly agrees to the immediate termination and forfeiture, as of the Closing Date (after consummation of the transactions contemplated hereby), to any such options, warrants or other rights to acquire any Brickman Shares or any capital stock or equity securities of the Company (whether or not earned or exercisable), and (ii) from any and all Liabilities to such Selling Stockholder as the result of, in connection with, relating to or incidental to or by virtue of any claim by such Selling Stockholder that such Selling Stockholder, as of the Closing Date (after consummation of the transactions contemplated hereby), owns or has any right or title to, or interest in, any Brickman Shares or any capital stock or equity securities of the Company or options, warrants, rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments providing for the issuance, disposition or acquisition of any of the Company's or Brickman Ltd.'s capital stock or other equity securities.

          6.3 Transfer of Restricted Securities.

               (a) General Provisions. In addition to any requirements set forth in the Stockholders Agreement, Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in this Section 6.3, any other legally available means of transfer.

               (b) Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 6.3(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together, if reasonably requested by the Company, with an opinion of Kirkland & Ellis, Dechert or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis, Dechert or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 6.3(c) below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 6.3.

               (c) Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on December 20, 2002 and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Recapitalization Agreement, dated as of the Effective Date (as defined therein), and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

               (d) Rule 144A. Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

               (e) Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 6.3(c) from the certificates for such Restricted Securities.

          6.4 Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          6.5 Brickman Representatives. Each Brickman Investor hereby irrevocably appoints both Theodore W. Brickman, Jr. and Scott W. Brickman (the "Brickman

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

Representatives") as such Brickman Investor's representatives, attorneys-in-fact and agents, with full power of -substitution to act in the name, place and stead of such Brickman Investor with respect to the transfer of such Brickman Investor's Shares to the Company in accordance with the terms and provisions of this Agreement and to act on behalf of such Brickman Investor in any amendment of or litigation or arbitration involving this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Brickman Representatives shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement, including, without limitation, the power:

               (a) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of Brickman Investors to consummate the transactions contemplated by this Agreement;

               (b) to bring and transact matters of litigation and to refer matters to arbitration and to compromise and settle any claim on behalf of any Brickman Investor;

               (c) to receive or hold the certificates evidencing the shares of Class A Common to be purchased by the Brickman Investors hereunder and to deliver the Brickman Shares to be contributed by the Brickman Investors hereunder, accompanied by executed stock powers, signature guarantees, and any other documents relating thereto on behalf of the Brickman Investors;

               (d) to negotiate, execute and deliver all ancillary agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement (it being understood that each of the Brickman Investors shall executive and deliver any such documents which each of the Brickman Representatives agrees to execute);

               (e) to receive funds and give receipt for funds including in respect of the Rollover Investor Purchase Price payable in respect of Brickman Shares held by the Brickman Investors, and any adjustment thereto, to distribute to the Brickman Investors their portion of the Rollover Investor Purchase Price, and any adjustment thereto, and to withhold from such funds a contingency reserve for the matters referred to below;

               (f) to terminate this Agreement if Brickman Investors are entitled to do so;

               (g) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement, including service of process in connection with arbitration; and

               (h) to take all actions which under this -Agreement may be taken by the Brickman Representatives and to do or refrain from doing any further act or deed on behalf of such Brickman Investor which the Brickman Representatives deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Brickman Investor could do if personally present.

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

          It is understood and agreed by Brickman Investors that any of the foregoing actions listed in Sections 6.5(a) through 6.5(h) shall require the approval of both of the Brickman Representatives in order to legally bind any of the Brickman Investors or otherwise be effective under this Section 6.5. Notwithstanding the previous sentence, if either Theodore W. Brickman, Jr. or Scott W. Brickman dies or otherwise becomes incapacitated and unable to serve as a Brickman Representative, the other party shall become the sole Brickman Representative and individually shall have full power and authority granted to the Brickman Representatives in this Agreement. The death or incapacity of any Brickman Investor shall not terminate the agency and powers of attorney granted hereby to the Brickman Representatives. The appointment of the Brickman Representatives shall be deemed coupled with an interest and shall be irrevocable and the Company, Brickman Ltd., CIVC and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Brickman Representatives, as the action of Brickman Investors in all matters referred to herein. All actions, decisions and instructions of the Brickman Representatives shall be conclusive and binding upon all of the Brickman Investors and no Brickman Investor shall have any cause of action against the Brickman Representatives for any action taken or not taken by the Brickman Representatives in his role as such, except for any action or omission taken or made fraudulently or in bad faith with respect to such Brickman Investor. Without limiting any of the foregoing, it is understood that the appointment of, and delegation of authority to, the Brickman Representatives is exclusive, such that none of the Brickman Investors other than the Brickman Representatives may take any action or make any decision within the scope of the preceding authority granted to the Brickman Representatives.

          Except as otherwise provided for in Section 7.5, all reasonable out-of-pocket fees and expenses (including fees payable to counsel and other professional and brokerage fees) incurred by the Brickman Representatives in connection with performing such function and in connection with the transactions contemplated hereby and all payments, damages, costs, fees and expenses in connection with any claim by or other dispute with the Company under the Agreement shall be paid by Brickman Investors in proportion to their respective interests in the Brickman Shares and may be deducted by the Brickman Representatives from any amounts otherwise payable to any Brickman Investor hereunder. The Brickman Representatives may withhold from funds received on behalf of Brickman Investors prior to distribution of such funds to Brickman Investors any amount which the Brickman Representatives deems necessary as a reserve for any such fees, expenses and claims.

          6.6 Termination of Existing Agreements. The Stockholders and Brickman Ltd. agree that, effective upon Closing, the following agreements shall terminate and shall have no further force and effect and each party shall have no further rights, duties, liabilities or obligations to any other party under such agreements: (i) the Stockholders Agreement dated as of January 14, 1998, by and among the Company and the stockholders party thereto (as amended and restated from time to time, the "Existing Stockholders Agreement"), (ii) the Registration Agreement dated as of January 14, 1998, by and among the Company and the stockholders party thereto (the "Existing Registration Agreement"),
(iii) the Stock Purchase Agreement dated as of November 25, 1997, as amended, by and among The Brickman Group Ltd., Brickman Acquisition Corp., Continental Illinois Venture Corporation and First Chicago Equity Corporation (the "Existing Opco Purchase Agreement") and (iv) the Stock Purchase Agreement dated as of January 14, 1998, by and among Brickman Holdings Corp. and the Purchasers listed on the schedules thereto (the "Existing Holdco Purchase Agreement"). Without limiting the

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

generality of the foregoing, the Stockholders who were party to the Existing Stockholders Agreement (the "Original Stockholders") hereby waive all of their rights under the Existing Stockholders Agreement with respect to the transfer or issuance of any Brickman Shares in the Transactions, including all rights to notice of the transfer or issuance of such shares. In consideration of such waiver, the Company has provided the Original Stockholders with the opportunity to invest in Class A Common pursuant to and on the terms and conditions contained in this Agreement.

          6.7 Contingent Payment.

               (a) Top Up. If on or before three years after the Closing Date, there is a Change of Control of the Company at a purchase price which implies an enterprise value of the Company and its Subsidiaries of more than $395,000,000 (a "Top Up Event"), the Company or Brickman Ltd. shall, at the time of such Change of Control, pay to each of the OEP Entities and Baraboo, Inc., an amount equal to the Applicable Percentage of such OEP Entity's or Baraboo, Inc.'s respective Allocable Share of Profit (if any) from such Change of Control (the "Top-Up Amount"). The Top-Up Amount shall be paid in cash; provided that if the Allocable Share of Profit was received in a combination of cash and other property, such amount shall be paid in a combination of cash and other property in the same proportion as such cash and other property were originally received by the Company.

               (b) Definitions.

               "Allocable Share of Profit" in connection with a Change of Control shall mean the excess of the amount (if any) that would have been payable with respect to the Brickman Class A Common held by each OEP Entity and Baraboo, Inc. immediately prior to the Closing (after paying all fees and expenses actually payable from the proceeds of such Change of Control transaction triggering the Top Up Event and after repaying all Indebtedness actually then outstanding) had the transactions not occurred but instead the entire Company been sold in the Change of Control transaction triggering the Top Up Event at the time of the Top Up Event, but assuming that such Brickman Shares (with the terms, rights and preferences such Brickman Shares have as of the date hereof) had remained held by the Stockholders during the period from immediately prior to Closing through the date of the Top Up Event, over the amounts actually paid therefor in the Selling Stockholder Repurchase.

               "Applicable Percentage" shall mean the percentage set forth below opposite the time period during which the Change of Control occurred:

         Time During Which
     Change of Control Occurred        Applicable Percentage
------------------------------------   ---------------------
During the first year after Closing             20%
During the second year after Closing            10%
During the third year after Closing              5%

               "Change of Control" shall mean the occurrence of one or more of the following events: (i) any "person" (as such term is used in Section 3(a) (9) and 13(d) (3) of the

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

Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) (other than the Original Investors), becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the total voting power, value or economic interest of the common stock (or equivalent units) of the Company or Brickman Ltd. or (ii) any person, together with its affiliates and associates (other than the Original Investors), have the power, by contract or otherwise, to elect or designate for election a majority of the board of directors or other governing body of the Company or Brickman Ltd. or
(iii) a sale or transfer (including by operation of law, such as in a merger) by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an affiliate of the Company prior to such sale or transfer.

               "Original Investors" shall mean the CIVC Group, the Brickman Investors and each other Rollover Investor, the Management Holders and their respective Permitted Transferees.

               (c) Anti-Abuse. The Company shall not take any action or structure any transaction with the principal intent to evade or avoid the provision of this Section.

               (d) Determination of Fair Market Value. In the event of a dispute regarding the fair market value of property received in any transaction, such dispute shall be resolved by a nationally recognized independent investment banking firm mutually acceptable to the OEP Entities and the Company. If the Company and the OEP Entities cannot agree upon an investment banking firm within thirty (30) calendar days after a dispute with respect to fair market value arises, each shall retain, at their own cost and expense, an investment banking firm and such firms together shall select a third investment banking firm who shall resolve all disputes between the parties related to fair market value. The fees and expenses of such third investment banking firm shall be shared equally by the Company on the one hand and the Stockholders who claim entitlement to a Top-Up Amount on the other hand.

               (e) This Section 6.7 shall terminate immediately after the payment of the Top-Up Amount pursuant to this Section 6.7.

                                   ARTICLE VII
                                  MISCELLANEOUS

          7.1 Assignment. This Agreement and the rights hereunder shall not be assignable (other than in connection with a Sale of the Company) or transferable by the Company or Brickman Ltd. without the prior written consent of CIVC (or the Designated Class A Transferee) and the Brickman Representatives. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto. Prior to the Closing, CIVC may assign its right and obligation to acquire Class A Common hereunder in whole or in part to any Person that is not a direct competitor of Brickman Ltd., and, subject to the provisions hereof and of the Stockholders Agreement with respect to transfers of the Class A Common, at any time after the Closing CIVC and the other members of the CIVC Group may assign their respective rights hereunder in whole or in part to any transferee of the Class A Common acquired hereunder (it being understood and agreed that any such transferee shall be subject to the obligations of the transferor hereunder and

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

it shall be a condition to any such transfer that the transferee sign a joinder to this Agreement in the form attached hereto as Exhibit H (a "Transferee Joinder Agreement") whereby such transferee acknowledges such obligations); provided, however, that CIVC's rights pursuant to Section 5.4(b) may not be assigned except pursuant to a Valid Assignment (in which case CIVC shall not have the rights under Section 5.4(b) that explicitly reference CIVC and the Designated Class A Transferee, and only such Designated Class A Transferee will have such rights); provided further that CIVC's right to approve actions contained in Sections 5.4(b)(ix) and (xiv) may not be assigned in any event; provided further that, upon any such Valid Assignment of the approval rights in
Section 5.4(b), the numbers "$5,000,000" and "$15,000,000" in Section 5.4(b)(i)
shall thereafter be "$20,000,000" and "$40,000,000," respectively, the number "1%" in Section 5.4(b)(vi) shall thereafter be "2%" and the number "$200,000" in
Section 5.4(b)(x) shall thereafter be "$2,000,000." For the avoidance of doubt, it is understood and agreed that, in the event of any transfer or assignment by any member of the CIVC Group of any shares of Class A Common (or any subsequent transfer by any such transferee), the transferee(s) or assignee(s) shall continue to have, except as otherwise provided in Section 5.4(c) the rights set forth in Section 5.4(c)(i), in the event CIVC or the Designated Class A Transferee so elects, to require that the Company purchase, and the Company or its designee shall continue to have the rights set forth in Section 5.4(c)(ii) to purchase, the shares so transferred on the terms set forth in Section 5.4(c) notwithstanding that such shares are no longer held by a member of the CIVC Group. Nothing in this Section 7.1 or elsewhere in this Agreement is intended to, nor shall it, limit any obligation of CIVC or any member of the CIVC Group to comply with the applicable provisions of the Stockholders Agreement in making any transfer of shares. Any Class L Transferee (as defined in the Class L Purchase Agreement) that is not otherwise a party to this Agreement may execute a Transferee Joinder Agreement and become a party to this Agreement with respect to such transferee's Underlying Common, whereupon such transferee shall become a Class A Transferee hereunder. A "Valid Assignment" means an assignment of the rights of CIVC under Section 5.4(b) occurring in connection with a transfer or series of transfers by members of the CIVC Group to a Person or a group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of affiliated Persons of a number of shares of Class A Common acquired under this Agreement and Underlying Common acquired under the Class L Purchase Agreement that is at least equal to 60% of the number of shares of Class A Common and Underlying Common held by the CIVC Group on the date hereof (as appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), where such rights are assigned to the Person (or group of affiliated Persons) (the "Designated Class A Transferee," it being understood that if such transfer is to a group of affiliated Persons, the Designated Class A Transferee shall be the Person controlling such group) to whom such number of shares is transferred. Solely for purposes of Section 5.4(c), if there is not a Designated Class A Transferee pursuant to the immediately preceding sentence, then the Designated Class A Transferee shall be deemed to refer to the holder or holders of a majority of the then outstanding Class A Common and Underlying Common purchased by the CIVC Group on the date hereof. Any assignee's or transferee's rights hereunder shall be subject in all respects to the terms hereof. For example, an assignee of rights hereunder who does not hold shares of Class A Common and Senior Common with an original cost of $5,000,000 as of the Closing would not have any rights under Section 5.4(a) hereof.

          7.2 No Third-Party Beneficiaries. Except as provided in Section 5.4(h), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          7.3 Termination.

               (a) This Agreement may be terminated prior to Closing by written notice given by any of Brickman Ltd., CIVC, the Brickman Representatives or the OEP Entities (each, a "Termination Party" and collectively, the "Termination Parties") to each other Termination Party, (i) if the Closing shall not have occurred by January 31, 2003, other than as a result of a default by the party seeking to terminate, or (ii) if (x) the purchase and sale of the Brickman Shares or the Class A Common contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction or (y) there shall be a statute, rule or regulation which makes the purchase and sale of the Brickman Shares or the Class A Common contemplated hereby illegal or otherwise prohibited.

               (b) In the event of termination by any Termination Party pursuant to paragraph (a) of this Section 7.3, written notice thereof shall forthwith be given to all other Termination Parties and the transactions contemplated by this Agreement shall be terminated, without further action by such Termination Parties. If the transactions contemplated by this Agreement are terminated as provided herein:

                    (i) the provisions of Sections 7.5, 7.7, 7.9, 7.10, 7.11,
7.14 and 7.15 hereof shall remain in full force and effect; and

                    (ii) in no event shall any termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached any of the agreements or other provisions of this Agreement prior to termination hereof.

          7.4 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements made by the parties in or pursuant to this Agreement or any certificates delivered pursuant to Article III of this Agreement shall not survive and shall expire upon the occurrence of the Closing and there shall be no liability on the part of any party for breaches prior to the Closing of any such representation, warranty, covenant or agreement, except that the covenants and agreements set forth in Section 5.4 and Articles I, II, VI and VII hereof shall survive the Closing.

          7.5 Transaction Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses, except as may otherwise be expressly provided in this Agreement. Notwithstanding the foregoing, Brickman Ltd. (or the Company at the Closing, if it occurs) shall pay all fees and expenses of the Company, Brickman Ltd., the Brickman Investors, CIVC, Continental Illinois Venture Corporation, the OEP Entities and each of their respective affiliates, representatives, attorneys and advisors in connection with (i) negotiating and the Closing of the Transactions and the transactions contemplated by the other agreements referred to herein (it being understood that one counsel is being retained by CIVC and Continental Illinois Venture Corporation and one counsel is being retained by the Brickman Investors as a group), (ii) the reasonable fees and expenses of CIVC and the Brickman

Representatives incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Company's Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes (not including income taxes) which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Brickman Shares or any capital stock of the Company (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement and the Certificate of Incorporation, if such party prevails in its enforcement action, and (v) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person; provided that any fees and expenses arising out of or related to any future filing pursuant to the Hart-Scott-Rodino Act shall be payable only in accordance with Section 5.4(f).

          7.6 Amendments. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by (a) prior to Closing, each of Brickman Ltd., CIVC, the Brickman Representatives and the OEP Entities and (b) after the Closing, the Company, CIVC and the Brickman Representatives.

          7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service; (d) three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) or (e) in the case of a facsimile transmission to the Brickman Representatives, when actually received and acknowledged either verbally or in writing by a party (other than by automatic facsimile receipt confirmation):

                    (i)  If to the Company:

                         Brickman Group Holdings, Inc.
                         c/o The Brickman Group, Ltd.
                         375 S. Flowers Mill Road
                         Langhorne, Pennsylvania 19047
                         Attention: Mark A. Hjelle, Esq.
                         Telecopier: (215) 891-1212

                    With a required copy to:

                         Dechert
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, Pennsylvania 19103
                         Attention: Carmen J. Romano
                         Telecopier: (215) 994-2222

                    (ii) If to CIVC:

                         CIVC Sidecar Fund, L.P.
                         231 South LaSalle Street
                         Chicago, Illinois 60697
                         Attention: Christopher J. Perry
                         Telecopier: (312) 828-8121

                    With a required copy to:

                         Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, Illinois 60601
                         Attention: Richard W. Porter, P.C.
                         Telecopier: (312) 861-2200

                    (iii) If to Brickman Ltd., to:

                         The Brickman Group, Ltd.
                         375 S. Flowers Mill Road
                         Langhorne, Pennsylvania 19047
                         Attention: Mark A. Hjelle, Esq.
                         Telecopier: (215) 891-1212

                    With a required copy to:

                         Dechert
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, PA 19103
                         Attention: Carmen Romano
                         Telecopier: (215) 994-2222

                    (iv) If to the Brickman Investors, to:

                         Theodore W. Brickman, Jr.
                         3219 Buck Road
                         Huntington Valley, Pennsylvania 19006
                         Telecopier: (215) 891-1212

                         Scott W. Brickman
                         11637 Lake Potomac Drive
                         Potomac, Maryland 20854
                         Telecopier: (215) 891-1212

                    With a required copy to:

                         Dechert
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, PA 19103
                         Attention: Carmen Romano
                         Telecopier: (215) 994-2222

                    (v) If to the Stockholders, to the address listed opposite each Stockholder's name on Exhibit A hereto.

Such addresses may be changed, from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto).

          7.8 Fees. Brickman Ltd. agrees to pay any fees or commissions owing to CIBC World Markets Corp. and Lehman Brothers Inc. in connection with the issuance and sale of Senior Subordinated Notes pursuant to the Notes Offering. Other than such fees or commissions owing to CIBC World Markets Corp. and Lehman Brothers Inc., Brickman Ltd. hereby represents that no broker or finder has acted for Brickman Ltd. in connection with this Agreement or the transactions contemplated hereby and that there is no such party entitled to any brokerage fee, finder's fee or commission in respect of the Brickman Ltd. The Company hereby represents that no broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby and that there is no such party entitled to any brokerage fee, finder's fee or commission in respect of the Company. CIVC and each Stockholder hereby represents that no broker or finder has acted for such Person in connection with this Agreement or the transactions contemplated hereby and that there is no such party entitled to any brokerage fee, finder's fee or commission in respect of such Person.

          7.9 Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the state courts of the Commonwealth of Pennsylvania, Bucks County, and (b) the United States District Court for the Eastern District of Pennsylvania, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby. The Company hereby irrevocably designates, appoints and empowers Scott Brickman and the Brickman Investors irrevocably designate, appoint and empower the Brickman Representatives, in each case as its true and lawful agent and attorney-in-fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in Pennsylvania with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

          7.10 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          7.11 Interpretation. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. All references to GAAP contained in this Agreement shall mean United States generally accepted accounting principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its revision, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Any fact or item that is disclosed in a Schedule or representation in such a way as to make apparent its relevance to the information called for by another Schedule or representation shall be deemed to have been disclosed in such other Schedule or representation. Reference in this Agreement to dollar amount thresholds shall not, for purposes of this Agreement, be deemed to be evidence of materiality or a Material Adverse Effect.

          7.12 Waiver. Waiver of any term or condition of this Agreement by any party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7.13 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          7.14 Entire Agreement. This Agreement, including the Schedules hereto and the other documents and agreements delivered pursuant to or in connection with this Agreement, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter.

          7.15 Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that they shall be entitled to, from any court of law or equity of competent jurisdiction, specific performance and/or injunctive relief (without posting a bond or other security) in the event of any breach of this Agreement.

          7.16 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within the Commonwealth of Pennsylvania, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                     THE BRICKMAN GROUP, LTD


                                     By:  /s/ Scott W. Brickman
                                          -----------------------------------
                                          Name: Scott W. Brickman
                                          Title: Chief Executive Officer


                                     BRICKMAN GROUP HOLDINGS, INC.


                                     By:  /s/ Scott W. Brickman
                                          -----------------------------------
                                          Name:  Scott W. Brickman
                                          Title: Chief Executive Officer


                                     CIVC SIDECAR FUND, L.P.


                                     By:  CIVC GP Sidecar Fund, L.P.
                                     Its: General Partner


                                     By:  CIVC Sidecar GP, LLC
                                     Its: General Partner


                                     By:  /s/ ILLEGIBLE
                                          -----------------------------------
                                          Name:
                                          Title:


                                     CIVC PARTNERS III-B


                                     By:  /s/ ILLEGIBLE
                                          -----------------------------------
                                          Name:
                                          Title:

                                          /s/ Thomas van Pelt
                                          -----------------------------------
                                          Thomas van Pelt

                                          /s/ Susan Rushmore
                                          -----------------------------------
                                          Susan Rushmore


                                     Centaur Partners V, L.P.
                                     By:  S.B. Westridge, Inc., General Partner

                                     By:  /s/ John G. Schreiber
                                          -----------------------------------
                                          Name: John G. Schreiber
                                          Title: President

                                        RANDOLPH STREET PARTNERS II


                                        By:    /s/ ILLEGIBLE
                                             -----------------------------------
                                             Name:
                                             Title:

                                          /s/ ILLEGIBLE
                                        ----------------------------------------
                                        The Fiorito Family Trust

                                          /s/ ILLEGIBLE
                                        ----------------------------------------
                                        The Ricardo Puente Living Trust

                                          /s/ Christopher Geneser
                                        ----------------------------------------
                                        Christopher Geneser

                                          /s/ Christopher Chen
                                        ----------------------------------------
                                        Christopher Chen

                                          /s/ Timothy Drehkoff
                                        ----------------------------------------
                                        Timothy Drehkoff

                                          /s/ Michael Barzyk
                                        ----------------------------------------
                                        Michael Barzyk

                                          /s/ Anthony Georgiadis
                                        ----------------------------------------
                                        Anthony Georgiadis

                                          /s/ John E. Neal
                                        ----------------------------------------
                                        John E. Neal

                                          /s/ Laurence H. Bloch
                                        ----------------------------------------
                                        Laurence H. Bloch

                                          /s/ Gregory W. Wilson
                                        ----------------------------------------
                                        Gregory W. Wilson

                                          /s/ Bruce C. Stevens
                                        ----------------------------------------
                                        Bruce C. Stevens

                                          /s/ Andrew J. Bahnfleth
                                        ----------------------------------------
                                        Andrew J. Bahnfleth

                                          /s/ David F. Dolan
                                        ----------------------------------------
                                        David F. Dolan

                                          /s/ Leonard G. Friedel
                                        ----------------------------------------
                                        Leonard G. Friedel

                                          /s/ Kenneth Sander
                                        ----------------------------------------
                                        Kenneth Sander

                                        PPM AMERICA PRIVATE EQUITY FUND, L.P.


                                        By:  PPM America Capital Partners, LLC,
                                             its general partner


                                        By:    /s/ ILLEGIBLE
                                             -----------------------------------
                                             Name: ILLEGIBLE
                                             Title: Principal


                                        By:    /s/ Harisha Koneru
                                             -----------------------------------
                                             Name: Harisha Koneru
                                             Title: Principal


                                        OLD HICKORY FUND I, LLC


                                        By:  PPM America, Inc., its manager


                                        By:    /s/ Harisha Koneru
                                             -----------------------------------
                                             Name: Harisha Koneru
                                             Title: Principal


                                        LB I GROUP INC.


                                        By:    /s/ Alan Washkowitz
                                             -----------------------------------
                                             Name: Alan Washkowitz
                                             Title: Senior Vice President


                                        ANTARES CAPITAL CORPORATION


                                        By:    /s/ John G. Martin
                                             -----------------------------------
                                             Name: John G. Martin
                                             Title: Managing Director

                                        GEC CFE, INC.


                                        By:    /s/ ILLEGIBLE
                                             -----------------------------------
                                             Name:
                                             Title: VP

                                        CONTINENTAL ILLINOIS VENTURE CORPORATION


                                        By:  /s/ Christopher J. Perry
                                             -----------------------------------
                                             Name:  Christopher J. Perry
                                             Title: President


                                        LASALLE NATIONAL CORPORATION


                                        By:  /s/ Herman Siegelaar
                                             -----------------------------------
                                             Name:  Herman Siegelaar
                                             Title: EVP


                                        By:  /s/ John Boyaris
                                             -----------------------------------
                                             Name:  John Boyaris
                                             Title: GSVP


                                        FIRST CHICAGO EQUITY CORPORATION


                                        By:  /s/ ILLEGIBLE
                                             -----------------------------------
                                             Name:
                                             Title:


                                        BANC ONE EQUITY CAPITAL SBIC FUND II,
                                        L.L.C.


                                        By:  Banc One Equity Capital Fund II,
                                             L.L.C.
                                        Its: Managing Member


                                        By:  Cross Creek Management Company,
                                             L.L.C.
                                        Its: Managing Member


                                        By:  /s/ ILLEGIBLE
                                             -----------------------------------
                                        Its: Member


                                        CROSS CREEK PARTNERS VIII


                                        By:  /s/ ILLEGIBLE
                                             -----------------------------------
                                             Name:
                                             Title:


                                        BARABOO, INC.


                                        By:  /s/ Richard A. Strait
                                             -----------------------------------
                                             Name:  Richard A. Strait
                                             Title: President

                                        /s/ Edward Babcock
                                        ----------------------------------------
                                        Edward Babcock


                                        /s/ William Henkelman
                                        ----------------------------------------
                                        William Henkelman


                                        /s/ Jeffrey Herold
                                        ----------------------------------------
                                        Jeffrey Herold


                                        /s/ Mark Hjelle
                                        ----------------------------------------
                                        Mark Hjelle


                                        /s/ Bonnie Kay
                                        ----------------------------------------
                                        Bonnie Kay


                                        /s/ Brian Moore
                                        ----------------------------------------
                                        Brian Moore


                                        /s/ Charles Silcox
                                        ----------------------------------------
                                        Charles Silcox


                                        /s/ John King
                                        ----------------------------------------
                                        John King

                                        BRICKMAN INVESTORS:


                                        THE BRICKMAN FOUNDATION


                                        By:  /s/ Sally B. Brickman
                                             -----------------------------------
                                             Name: Sally B. Brickman
                                             Title:


                                        /s/ Theodore W. Brickman, Jr.
                                        ----------------------------------------
                                        Theodore W. Brickman, Jr.


                                        /s/ Sally B. Brickman
                                        ----------------------------------------
                                        Sally B. Brickman


                                        /s/ Scott W. Brickman
                                        ----------------------------------------
                                        Scott W. Brickman


                                        /s/ Steven G. Brickman
                                        ----------------------------------------
                                        Steven G. Brickman


                                        /s/ Susan B. McGrath
                                        ----------------------------------------
                                        Susan B. McGrath


                                        /s/ Julie B. Carr
                                        ----------------------------------------
                                        Julie B. Carr

                                    Exhibit A

                       Share Ownership; Closing Transfers

                                  See Attached.

                                    Exhibit B

                      Brickman Certificate of Incorporation

                                  See Attached.

                                    Exhibit C

                   Certificate of Incorporation of the Company

                                  See Attached.

                                    Exhibit D

                             Stockholders Agreement

                                  See Attached.

                                    Exhibit E

                           Class L Purchase Agreement

                                  See Attached

                                    Exhibit G

                        Management Equity Incentive Plan

                                  See Attached.

                                    Exhibit H

                          Transferee Joinder Agreement

                      FORM OF TRANSFEREE JOINDER AGREEMENT

          Effective upon the execution hereof, the undersigned hereby agrees to become a party to that certain Recapitalization Agreement, dated as of the Effective Date (as defined therein), as amended from time to time, by and among Brickman Group Holdings, Inc., a Delaware corporation, Brickman Ltd., a Delaware corporation, and each of the stockholders and other parties from time to time a party thereto (the "Recapitalization Agreement"). The undersigned, by executing this joinder agreement, shall be entitled to all of the rights and subject to all of the obligations of a member of the CIVC Group under the Recapitalization Agreement.

Date:                   , 200
      ------------------     -


                                        ----------------------------------------
                                        [Name]